Exhibit 10.1

[***] = Certain marked information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

I

SUMMARY AND DEFINITION OF BASIC TERMS

This Agreement of Purchase and Sale and Joint Escrow Instructions (this “Agreement”), dated as of the Effective Date set forth in Section 1 of the Summary and Definition of Basic Terms, below, is made by and between [***] (“Buyer”), and CIO SORRENTO MESA HOLDINGS, LLC, a Delaware limited liability company, and CIO 5910 PACIFIC CENTER, LLC, a Delaware limited liability company (collectively, “Seller”). The terms set forth below shall have the meanings set forth below when used in the Agreement.

TERMS OF AGREEMENT (first reference in the Agreement)	DESCRIPTION
1. Effective Date (Introductory Paragraph):	August 19, 2021.

2. Buildings (Recital A):	Those certain buildings located on the Land situated in the City of San Diego (the “City”), County of San Diego, California, consisting of 10390 Pacific Center Court, 10394 Pacific Center Court, 10398 Pacific Center Court, 10421 Pacific Center Court, 10445 Pacific Center Court, and 5910 Pacific Center Blvd. (all buildings may be each referred to herein individually as a “Building” and together as the “Buildings”).

3. Buyer’s Notice Address (Section 14):	[***]

4. Purchase Price (Section 2.1):	$395,100,000.00.

5. Deposit (Section 2.2):	$19,755,000.00

6. Escrow Holder and Escrow Holder’s Notice Address (Section 3):	[***]

7. Closing Date (Section 3.2):	December 2, 2021; provided, however, Seller may accelerate the Closing Date so long as Seller provides Buyer with no less than forty-five (45) days prior written notice thereof; provided further, that Seller shall not exercise such acceleration right until the day which occurs on or after ten (10) business days following the Effective Date. Seller will use best efforts to give notice to Buyer if Seller has identified a transaction that could trigger an acceleration of the Closing Date by Seller.

8. Required Estoppel Certificates (Section 4.3.2):	Estoppel certificates from tenants [***] representing at least seventy percent (70%) of the total leased rentable square footage of each of the Buildings.

9. Title Company (Section 4.2):	[***]

10. Seller’s Representative (Section 11.13):	[***]

II

RECITALS

A.    Seller owns those certain parcels (each, a “Parcel”) of land more particularly described on Exhibit A attached hereto (the “Land”), which Land is improved with the “Improvements” (as that term is defined below).

B.    Seller desires to sell and convey to Buyer and Buyer desires to purchase and acquire from Seller all of Seller’s right, title and interest in and to the following:

i.    The Land and all of Seller’s interest in all rights, privileges, easements and appurtenances benefiting the Land and/or the “Improvements,” as defined below, including, without limitation, Seller’s interest, if any, in all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and/or the Improvements (the Land, the Improvements and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”);

ii.    The Buildings, associated parking and landscaped areas and all other improvements located on the Land (collectively, the “Improvements”);

iii.    To the extent they are in effect on the Closing Date, all leases, licenses and occupancy agreements covering the Land and Improvements, a list of which is attached hereto as Exhibit I and any new leases or amendments to leases which may be entered into subsequent to the Effective Date to the extent permitted hereunder (said leases and agreements, together with any and all amendments, modifications or supplements thereto, are hereinafter referred to collectively as the “Leases”), subject to the exclusions contained in paragraph vi below;

iv.    The “Approved Contracts” (as hereinafter defined);

v.    All tangible personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) owned by Seller and located on, and used solely in connection with the operation and maintenance of, the Real Property, which Personal Property shall be more particularly identified in Schedule 1 to Exhibit G attached hereto; and

vi.    To the extent assignable, any intangible property issued to Seller in connection with the foregoing, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property, the Improvements, and/or the Personal Property (collectively, the “Intangible Personal Property”), but excluding (i) any right to the use or ownership of “CIO SORRENTO MESA HOLDINGS, LLC, a Delaware limited liability company, and CIO 5910 PACIFIC CENTER, LLC, a Delaware limited liability company,” “City Office,” “City Office Development,” “City Office REIT” or any other similar name; (ii) any rights of Seller against third parties including, without limitation, tenants, with respect to the period prior to Closing, and (iii) the rights of Seller to rents and other income from tenants and other third parties for the period prior to the Closing Date (collectively, the “Excluded Rights”). The Real Property, the Improvements, Seller’s interest as lessor under the Leases, the Contracts, the Personal Property and the Intangible Personal Property are sometimes collectively hereinafter referred to as the “Property.”

C.    Prior to the Effective Date, Buyer had the opportunity to conduct all due diligence with regard to the Property as set forth in Sections 4.1 and 4.2, below (collectively, the “Due Diligence Investigations”).

III

AGREEMENT

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows, and hereby instruct Escrow Holder as follows.

1.    Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

2.    Purchase Price.

2.1    Purchase Price. Subject to the terms, conditions and provisions of this Agreement, Buyer shall pay the Purchase Price for the Property as hereinafter provided in this Section 2 (as increased or decreased by prorations and adjustments as herein provided). The Purchase Price is allocated among the Parcels as set forth on Schedule 1 attached hereto.

2.2    Deposit. No later than one (1) business day following the Effective Date, Buyer shall deliver to Escrow Holder the Deposit. The Deposit shall be deposited by Escrow Holder in an interest-bearing account at a federally insured institution as Escrow Holder and Seller deem appropriate and consistent with the timing requirements of this Agreement. The interest thereon shall accrue to the benefit of the party receiving the Deposit pursuant to the terms of this Agreement, and Buyer and Seller hereby acknowledge that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. The term “Deposit” hereunder shall include all interest so earned thereon. Buyer agrees to provide its Federal Tax Identification Number to Escrow Holder upon the Opening of Escrow. The Deposit shall be non-refundable except as otherwise provided in this Agreement. The Deposit together with interest accrued thereon shall be: (i) applied and credited toward payment of the Purchase Price at the Close of Escrow, or (ii) retained by Seller as permitted pursuant to Section 16.2, below, or (iii) returned to Buyer in all other instances if this Agreement is terminated for any reason other than as set forth in Section 16.2 below.

2.3    Cash Balance. No later than 10:00 a.m. Pacific time on the Closing Date, Buyer shall deposit with Escrow Holder cash by means of a confirmed wire transfer through the Federal Reserve System or cashier’s check in the amount of the balance of the Purchase Price, plus Buyer’s share of expenses and prorations as described in this Agreement.

2.4    Independent Consideration. Concurrently with Buyer’s delivery of the Deposit, Buyer shall deliver to Seller, by means of a wire transfer via Escrow, an amount equal to One Hundred and 00/100 Dollars ($100.00) as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”), which shall be retained by Seller in all instances. The Independent Consideration is independent of any other consideration provided hereunder, shall be deemed fully earned by Seller upon the Effective Date hereof, shall be promptly forwarded by Escrow Holder to Seller and is not refundable under any circumstances.

3.    Escrow and Title.

3.1    Opening of Escrow. Buyer and Seller shall promptly deliver a fully executed copy of this Agreement to Escrow Holder (which delivery may be in counterparts), and the date of Escrow Holder’s receipt thereof is referred to as the “Opening of Escrow”. Seller and Buyer shall execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transactions contemplated hereby, provided such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement. Such supplementary instructions, together with the escrow instructions set forth in this Agreement, as they may be amended from time to time by the parties, shall collectively be referred to as the “Escrow Instructions.” The Escrow Instructions may be amended and supplemented by such standard terms and provisions as the Escrow Holder may request the parties hereto to execute; provided, however, that the parties hereto and Escrow Holder acknowledge and agree that in the event of a conflict between any provision of such standard terms and provisions supplied by the Escrow Holder and the Escrow Instructions, the Escrow Instructions shall prevail.

3.2    Close of Escrow/Closing. For purposes of this Agreement, the “Close of Escrow” or the “Closing” shall mean the date on which the “Deed” (as defined in Section 5.1.1, below) is recorded in the Official Records of the County where the Land is located (the “Official Records”), or if the Closing occurs with Seller’s consent prior to date on which the Deed is recorded as a part of a “gap” closing, the date on which such gap Closing occurs. The Close of Escrow shall occur on the Closing Date, subject to extension or accelerations of the Closing as provided in the other provisions of this Agreement. Buyer’s and Seller’s failure to perform their respective obligations hereunder, including, without limitation, the timely delivery by Buyer of the balance of the Purchase Price, shall constitute a material and non-curable default under this Agreement.

3.3    Title Insurance. At the Close of Escrow, and as a condition thereto, the Title Company shall issue to Buyer ALTA extended coverage Owner’s Policies of Title Insurance (each a “Title Policy” and collectively, the “Title Policies”) substantially in the forms of the proforma title policies attached hereto as Exhibit L (collectively, the “Proforma Policies”), with liability in the amount of the allocated Purchase Price with respect to each Parcel, showing title to the Property, on a Parcel by Parcel basis, vested in Buyer, subject only to (i) the preprinted standard exceptions in such Title Policy, (ii) exceptions approved or deemed approved by Buyer pursuant to Section 4.2, (iii) the rights of tenants under the Leases as tenants only, without rights of first refusal or options to purchase, (iv) non-delinquent real property taxes and special assessments, (v) any exceptions arising from Buyer’s actions, local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property, and (vi) any matters which would be disclosed by an accurate survey or physical inspection of the Property (collectively, the “Permitted Exceptions”); provided, however, notwithstanding the foregoing, in no event shall any exception for mechanic’s liens be considered a Permitted Exception other than (A) mechanic’s liens arising from contracts entered into by a tenant responsible for the payment thereof in accordance with the terms of such tenant’s Lease, or (B) mechanic’s liens arising from ongoing work being performed by Seller for which Buyer is credited at Closing or for which Buyer is otherwise responsible to pay pursuant to the express terms of this Agreement so long as any such exception for mechanic’s liens is limited to the amount of the credit provided to Buyer at Closing or the amount for which Buyer is responsible for payment under the express terms of this Agreement. Buyer shall be responsible to have prepared and delivered to the Title Company one or more ALTA surveys (collectively, “ALTA Survey”) of the Property, at Buyer’s expense. Buyer shall pay the additional premium for extended coverage in excess of the standard portion of the Title Policy and the cost of any title policy endorsements requested by Buyer and any lender policy for Buyer’s lender (if any). The Close of Escrow shall not be extended due to Buyer’s Title Policy requirements. Notwithstanding the foregoing, if Buyer fails to provide an ALTA Survey for the Property acceptable to the Title Company for purposes of issuing the Title Policy, then the Title Policy to be issued on the Close of Escrow shall be an ALTA extended coverage Owner’s Policy of Title Insurance which shall include a general survey exception.

4.    Contingencies; Conditions Precedent to the Close of Escrow.

4.1    Buyer’s Review.

4.1.1    Delivery of Due Diligence Items; Communication with Tenants.

(a)    Prior to the Effective Date, Seller has made (and prior to Closing, Seller shall continue to make) available to Buyer and Buyer’s representatives vis-à-vis Seller’s online due diligence room relating to the Property (the “Data Site”), for Buyer’s inspection and copying at Buyer’s expense and/or at Seller’s offices for inspection and right to copy, at Buyer’s expense, the following: (i) copies of the most recent environmental studies, soils studies, and other similar reports relating to the environmental condition of the Property (“Reports”); (ii) copies of the most recent ALTA survey of the Real Property; (iii) copies of the Leases; (iv) copies of all construction contracts that Seller is a party to, service contracts or service agreements relating to the operation and maintenance of the Property currently in effect (but expressly excluding any contracts Seller determines are “master contracts” affecting properties other than the Property) (collectively, the “Contracts”, a list of which is attached hereto as Exhibit J); (v) property tax bills for the last two (2) fiscal tax years (or, if the Property has been owned by Seller for less than two (2) years, for such period of Seller’s ownership), and the property tax bill for the current year to the extent in the possession of Seller; and (vi) operating statements for the Property for the last two (2) calendar years and the current year-to-date (the foregoing items in clauses (i) through (vi), collectively, “Due Diligence Items”); provided, however, each of the foregoing shall only be deemed to be a Due Diligence Item to the extent available on the Data Site. Notwithstanding the foregoing, in no event shall Seller be obligated to provide to Buyer any confidential or proprietary materials or information (including, without limitation, internal memoranda of Seller, budgets, financial analyses or projections, appraisal reports or other valuation information, organizational, financial and other documents relating to Seller or its affiliates, any reports or studies that have been superseded by subsequent reports or studies, any property condition assessments or reports, and any documents or information subject to attorney-client privilege or that constitute attorney work product); provided, however, notwithstanding the foregoing, in no event shall any third-party reports relating to the physical condition of the property (other than property condition assessments or reports) constitute confidential or proprietary materials or information. Except as expressly set forth herein, Seller makes no representations or warranties regarding the sufficiency, truthfulness, completeness or accuracy of the Due Diligence Items or that the Due Diligence Items are complete copies of the same. Buyer acknowledges and understands that all such materials made available by Seller were only for Buyer’s convenience in making its own examination and determination prior to the Effective Date as to whether it wishes to purchase the Property, and, in so doing, Buyer has relied exclusively upon its own independent investigation, verification and evaluation of every aspect of the Property and not upon any of the Reports or materials supplied by Seller.

(b)    Prior to the Effective Date, Buyer had the opportunity to conduct customary tenant interviews with major tenants under the Leases.

4.1.2    Entry Rights. Subject to the rights of the tenants under the leases at the Property, Buyer shall have the right to review and investigate the physical and environmental condition of the Property, the character, quality, value and general utility of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Property, the state of title to the Property, and any other factors or matters relevant to Buyer’s decision to purchase the Property. Buyer shall provide Seller with at least one (1) business day’s prior email notice or telephone notice with a confirmation email [***] of its desire to enter upon the Property for inspection and/or testing and any such inspections or testing shall be conducted at a time and manner reasonably approved by Seller and to minimize disruption or interference with the tenants. Seller shall have the right to be present at any such inspections or testings. Prior to conducting any inspections or testing, Buyer or its consultants shall deliver to Seller a certificate of insurance naming Seller as additional insured (on a primary, non-contributing basis) evidencing commercial general liability and property damage insurance, issued by a carrier which is licensed or authorized to do business in California, with limits of not less than Two Million Dollars ($2,000,000) for liability coverage, and not less than Two Million Dollars ($2,000,000) for property damage. Notwithstanding the foregoing, Buyer shall not be permitted to undertake any air or paint sampling or any intrusive or destructive testing of the Property, including, without limitation, a “Phase II” environmental assessment (collectively, the “Intrusive Tests”), without in each instance first obtaining Seller’s prior written consent thereto, which consent may be withheld in Seller’s sole and absolute discretion. If Seller fails to advise Buyer of its approval of any proposed Intrusive Tests within two (2) business days after request, such failure shall be deemed Seller’s disapproval thereof. Promptly following any and all testing and inspections conducted by or on behalf of Buyer, Buyer shall restore the Property to substantially its condition prior to such tests and inspections. Buyer hereby agrees to indemnify, defend and hold Seller and the “Seller Group” (defined in Section 10.1.2, below) harmless from any and all costs, loss, damages or expenses of any kind or nature arising out of or resulting from any entry and/or activities upon the Property by Buyer and/or Buyer’s agents, employees, contractors or consultants; provided, however, such indemnification obligation shall not be applicable (i) to the extent of Buyer’s mere discovery of any pre-existing adverse physical condition at the Property or (ii) with respect to any such liability arising due to the gross negligence or willful misconduct of Seller or the Seller Group. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be relieved of its obligation to indemnify, defend and hold harmless Seller in the event that, and to the extent that, any pre-existing condition is aggravated by Buyer and/or Buyer’s representatives in connection with any inspection of the Property. Seller acknowledges Buyer may desire to discuss or otherwise inquire about matters related to the Property with various governmental entities, the tenants of the Property and utilities and other third parties (such third parties are, collectively, the “Third Parties”). Upon at least one (1) business day’s prior email notice or telephone notice with a confirmation [***], Buyer shall be permitted to contact any Third Parties to discuss such matters so long as Seller is given the opportunity to be present at any such discussions; provided, however, that Buyer shall have the right without notice to Seller to contact governmental entities to perform normal and customary inquiries regarding zoning and code compliance.

4.1.3    Contracts. The Contracts listed on Exhibit N are the Contracts which Buyer desires be terminated on or before the Closing, and which, by their express terms, may be terminated on or before the Closing (the “Disapproved Contracts”); provided, however, in no event shall Seller be required to terminate any Contracts which by their terms are not terminable prior to the Closing or require the payment of any termination, penalties or charges unless Buyer pays the same (“Non-Terminable Contracts”). Seller shall provide written notice of termination to those applicable third parties with respect to such Disapproved Contracts (that are not Non-Terminable Contracts) on or before the Closing and shall terminate the same as of Closing. Those Contracts not expressly disapproved by Buyer and the Non-Terminable Contracts (collectively, the “Approved Contracts”) shall be assigned by Seller to Buyer at the Closing to the extent allowable under such Approved Contracts pursuant to the “Assignment of Contracts” (as that term is defined in Section 5.1.4 below).

4.1.4    Approval. Buyer hereby approves of the Property, and acknowledges and agrees that any access to the Property or Due Diligence Items conducted by Buyer on or after the Effective Date shall not provide Buyer with the right to terminate this Agreement on account of any due diligence matter or to receive a refund of the Deposit.

4.1.5    Due Diligence Items. In the event Buyer does not purchase the Property for any reason, within five (5) days after the date this Agreement is terminated Buyer shall return to Seller all documents, information and other materials supplied by Seller to Buyer. In the event Buyer does not purchase the Property for any reason other than a Seller default, Buyer shall provide to Seller within five (5) days after the date this Agreement is terminated any inspection reports, studies, surveys, and other reports and/or test results relating to the Property which were developed by or on behalf of Buyer or prepared by consultants retained by Buyer in contemplation of this Agreement, at no charge to Seller, but without any representation or warranty of any kind, and with respect to such reports Seller shall be subject to any confidentiality restrictions set forth therein.

4.2    Title Review and Additional Title Matters.

4.2.1    Title Review. Seller shall remove on or before the Closing Date (a) liens secured by deeds of trust securing loans made to Seller, (b) mechanics’ liens relating to work pursuant to any agreements to which Seller is a party, (c) judgment liens against Seller, any matters recorded by Seller against the Property after the Effective Date other than matters required by law to the extent consented to by Buyer in its reasonable discretion, (e) any other monetary liens of an ascertainable amount that does not exceed [***] in the aggregate and are capable of being removed upon the payment of no more than [***] in the aggregate, and (f) delinquent taxes (“Monetary Liens”). Except for Monetary Liens, all matters shown in the Proforma Policies and ALTA Survey shall be deemed to be approved by Buyer. The parties acknowledge and agree that Seller shall have the right to apply or cause Escrow Holder to apply all or any portion of the Purchase Price to cause the release of any item included in a Title Notice or any Monetary Lien, as applicable.

4.2.2    Supplemental Title Review. If there are any changes to the Proforma Policies after the Effective Date and prior to Closing, Escrow Holder will deliver to Buyer and Seller a Supplemental Preliminary Title Report, together with copies of any new recorded exceptions listed therein (“Supplemental Report”). If a Supplemental Report discloses any material and adverse change(s) to the condition of title to the Property not caused by Buyer (each, a “Material Adverse Change”), then Buyer will have until five (5) business days after receipt of any Supplemental Report to deliver to Seller and Escrow Holder written notice (a “Title Notice”), approving or disapproving the Material Adverse Change(s) set forth in the Supplemental Report. The failure of Buyer to timely deliver a Title Notice with respect to a Supplemental Report will constitute its approval thereof. If Buyer delivers a Title Notice disapproving any Material Adverse Change(s) identified in that report, then within three (3) business days of its receipt of such Title Notice, Seller shall deliver written notice to Buyer and Escrow Holder identifying which Material Adverse Change(s), if any, Seller shall undertake to cure (and the term “cure” as used in this Section 4.2.2 shall include removal or insuring or endorsing over such Material Adverse Change) (“Seller’s Response”). If the cure for any particular Material Adverse Change is to insure or endorse over the same (as opposed to remove) (the “Subject Material Adverse Change”), then, in addition to such cure, upon and following the Closing, Seller and “Seller’s Guarantor,” as set forth in the “OPLP Guaranty,” as each of those terms are defined in Section 16.5, below, shall jointly and severally indemnify, defend and hold Buyer harmless from any and all third-party costs, loss, damages or expenses to the extent resulting or arising from the Subject Material Adverse Change (“MAC Title Indemnity”) in accordance with the terms and conditions of an indemnity agreement executed and delivered at Closing, substantially in the form of the OPLP Guaranty modified to provide that the underlying obligation is the MAC Title Indemnity. The MAC Title Indemnity shall be freely assignable to any lender providing financing to Buyer or a successor owner of the particular Property subject to the MAC Title Indemnity (and its lender) until such time as the Subject Material Adverse Change is removed or otherwise released from the title records of such Property. The MAC Title Indemnity shall survive the Closing indefinitely, and shall not be subject to the “Floor Amount” or the “Cap Amount,” as those terms are defined in Section 16.5, below, the “Survival Period,” as that term is defined in Section 11.14, below, or any other post-Closing limitations. Notwithstanding anything herein to the contrary, the provision of the MAC Title Indemnity shall be at Seller’s sole election and Seller shall set forth in its Seller’s Response whether or not it will provide the MAC Title Indemnity at Closing. If Seller delivers a Seller’s Response within such three (3) business day period, then it shall be a condition precedent to Buyer’s obligation to purchase the Property that Seller cures each such Material Adverse Change undertaken to be cured in Seller’s Response, as set forth therein (“Seller Cure Items”). Seller shall have until the Closing Date to make such arrangements or take such steps with respect to the Seller Cure Items as set forth in Seller’s Response; provided, however, that (i) Seller may extend the Closing for a period not to exceed five (5) business days as shall be required to effect such cure, and (ii) except with respect to any Monetary Liens (all of which Seller agrees to have removed on or before the Closing Date), Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any Material Adverse Changes. If Seller does not timely deliver a Seller’s Response, Seller shall be deemed to have elected to not remove or otherwise cure any Material Adverse Changes disapproved by Buyer, other than Monetary Liens which Seller shall remain obligated to have removed as set forth above. If Seller elects (or is deemed to have elected) not to remove the disapproved Material Adverse Change(s), or Seller elects to insure or endorse over the disapproved Material Adverse Change(s) but does not elect to provide the MAC Title Indemnity, or Seller fails to timely cure the Seller Cure Items, then Buyer will have an additional three (3) business days after receipt of notice of Seller’s Response or Seller’s deadline to cure the Seller Cure Items to notify Seller whether it elects to (a) proceed with the purchase and acquire the Property subject to the disapproved Material Adverse Change(s) and without any reduction in the Purchase Price, in which case the disapproved Material Adverse Change(s) will be deemed approved (and will be Permitted Exceptions), or (b) terminate this Agreement and Escrow. Buyer’s failure to give Seller such notice will be deemed to be an election by Buyer to proceed under clause (a) above. For avoidance of doubt, if Seller elects (or is deemed to have elected) not to remove the disapproved Material Adverse Change(s) or Seller fails to timely cure the Seller Cure Items, the same shall not be a default on the part of Seller but rather Buyer shall have the rights set forth in the immediately preceding two sentences. The Closing Date shall be automatically extended to accommodate the time periods set forth in this Section 4.2.2.

4.3    Conditions Precedent to Buyer’s Obligations:

4.3.1    Title Policy. On or before the Closing, Title Company shall have committed to issue to Buyer the Title Policy described in Section 3.3.

4.3.2    Required Estoppel Certificates; SNDAs. Seller covenants and agrees that (i) Seller shall prepare, or cause to be prepared, and deliver to Buyer for review and approval (within such time period as reasonably required in order for tenant estoppel certificates to be dated within thirty (30) days of Closing to be delivered to Buyer prior to Closing), the estoppel certificates Seller intends to deliver to the tenants (“Prepared Estoppels”), which shall be based on the form of estoppel certificate attached hereto as Exhibit E or in the form required by a tenant’s lease, and (ii) Seller shall remit, or cause to be remitted, the Prepared Estoppels to all the tenants of the Property for signature (within such time period as reasonably required in order for tenant estoppel certificates dated within thirty (30) days of Closing to be delivered to Buyer prior to Closing) following Buyer’s notice to Seller that Buyer has approved the Prepared Estoppels (which approval shall not be unreasonably withheld, and any such disapproval shall only be on the basis of a materially factually incorrect statement or material factual omission within the required estoppel form, which Seller may or may not incorporate in its reasonable judgment to conform with the requirements of this Section 4.3.2). Buyer’s failure to provide Seller with written notice of its reasonable disapproval, together with the specific changes that Buyer is requesting to be made to the Prepared Estoppels, of the Prepared Estoppels within three (3) business days after Buyer’s receipt of the same shall be deemed Buyer’s approval thereof. Upon the receipt of Buyer’s approval (or deemed approval) of the Prepared Estoppels, Seller shall deliver the same to the tenants. On or before the date which is three (3) business days prior to the Closing Date (the “Estoppel Delivery Date”), Seller shall have delivered to Buyer the Required Estoppel Certificates, in substantially the form of the Prepared Estoppel approved (or deemed approved) by Buyer prior to their distribution to tenants (or in the form a tenant is required to deliver under its Lease) (the “Estoppel Delivery Condition”). In the event Seller is unable to obtain the executed Required Estoppel Certificates to satisfy the Estoppel Delivery Condition by the Estoppel Delivery Date (provided that Buyer acknowledges and agrees that Seller shall have no obligation to terminate any tenant’s lease or otherwise bring an action against any tenant for a breach thereof), Buyer may elect to (i) subject to Seller’s right to extend the Estoppel Delivery Date, below, terminate this Agreement and Escrow pursuant to Section 4.4, below, or (ii) waive such condition and proceed to the Closing. To the extent that any signed Required Estoppel Certificate is a “Non-Complying Estoppel Certificate” (as defined in the following sentence), Buyer shall have two (2) business days after receipt of such Non-Complying Estoppel Certificate to approve or disapprove the Required Estoppel Certificate so received (and the failure to timely do so shall constitute approval thereof). A “Non-Complying Estoppel Certificate” means a Required Estoppel Certificate which (a) discloses material adverse economic terms of the applicable Lease that are not expressly disclosed in the applicable Lease or to Buyer by Seller prior to the Effective Date, (b) [***], (c) is not substantially in the form of the Prepared Estoppel approved (or deemed approved) by Buyer prior to their distribution to tenants or substantially in the form a tenant is required to deliver under its Lease, other than de minimis changes or changes approved by Buyer (not to be unreasonably withheld) or a form proposed by a tenant so long as the statements in such form do not omit material statements that are otherwise required to be made by the tenant under its Lease, (d) is not dated within thirty (30) days of the Closing Date, or (e) discloses any matter that materially and adversely affects the value or the operation of the Property. For avoidance of doubt, a Required Estoppel Certificate shall not be a Non-Complying Estoppel Certificate if it states that (A) the tenant thereunder is in default under the subject Lease, (B) with respect to subsection (a) or (e) above, the matter is of an ascertainable amount (as reasonably approved by Buyer) and Seller elects, in its sole discretion, to provide Buyer with a credit for such amount at Closing, [***] (each a “Seller’s Estoppel” and collectively “Seller’s Estoppels”) which Seller’s Estoppels shall be deemed to comply with this Section 4.3.2 and shall satisfy Seller’s obligation with respect to such tenant. Seller shall be entirely released from liability under a Seller Estoppel upon delivery to Buyer of a Required Estoppel Certificate from the corresponding tenant to the extent such Required Estoppel Certificate is in a form which complies with this Section 4.3.2, and Seller shall have the right to continue to communicate and coordinate with such tenant(s) following Closing with respect to obtaining any such Required Estoppel Certificate. If, despite the use of commercially reasonable efforts, Seller is unable to obtain the Required Estoppel Certificates to satisfy the Estoppel Delivery Condition or declines to provide a Seller’s Estoppel for any particular tenant, the same shall not be considered a default on the part of Seller, but rather a failure of a condition precedent to Closing.

Seller agrees that upon the request of Buyer, Seller shall deliver to tenants of the Property the form of subordination, non-disturbance and attornment agreement required by Buyer’s lender (“SNDAs”) and shall request that such tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Buyer the executed SNDAs and Seller’s failure to deliver the executed SNDAs to Buyer shall not constitute a default by Seller under this Agreement.

4.3.3    Seller’s Performance. Seller shall have duly performed in all material respects each and every covenant of Seller hereunder.

4.3.4    Accuracy of Representations and Warranties. On the Closing Date, all representations and warranties made by Seller in Section 11 shall be true and correct in all material respects as if made on and as of the Closing Date except for (i) any inaccuracies therein as to which Buyer has “Buyer’s knowledge” (as defined in Section 11.12, below) prior to the Effective Date, and (ii) any changes in circumstances contemplated or permitted by this Agreement.

4.3.5    Contractor’s Certificates. To the extent Seller is to assign, and Buyer is to assume, any construction contracts in accordance with the terms and provisions of this Agreement, it shall be a condition precedent to Buyer’s obligation to close that Seller shall either deliver to Buyer at Closing (i) a contractor’s certificate in the form of the contractor’s certificate attached hereto as Exhibit S (“Contractor’s Certificate”) and dated within two (2) weeks of the Closing Date, or (ii) deliver to Buyer a seller’s certificate (“Seller’s Certificate”) in the form of the Contractor’s Certificate. Seller shall use commercially reasonable efforts to obtain corresponding unconditional lien waivers for any portion of such construction contract that has been paid by Seller but the same shall not be a condition to Closing.. Notwithstanding the foregoing or anything stated to the contrary herein, the Contractor’s Certificate or Seller’s Certificate, as applicable, to be delivered under the terms and provisions of this Section 4.3.5 may omit paragraph 1 thereunder to the extent the underlying construction contract is, by its express terms, freely assignable without the requirement of any consent or approval of any party.

4.3.6    Violations. As of the Effective Date, Buyer has not received documentation from the City in response to Buyer’s request for (i) a customary zoning letter for each Property address, and (ii) confirmation that there are no existing violations of the fire code that remain uncured or otherwise unresolved at any of the Property addresses in the City’s files (the “Missing Code Information”). If such Missing Code Information, once received by Buyer, discloses the existence of a material zoning or other code violation that would result in material damages to Buyer, then, as a condition to Buyer’s obligation to close the transactions contemplated under this Agreement, Seller, at its sole election, may (i) use commercially reasonable efforts to cause any such noted violations to be cured prior to Closing (provided the same are reasonably susceptible to cure), which cure must be completed by

Closing, and shall be considered complete once the City closes such violation (and Seller may extend the Closing by up to ninety (90) days in order to effectuate such cure), or (ii) provide a credit to Buyer at Closing in the amount reasonably necessary for Buyer to undertake such cure post-Closing (in an amount reasonably approved by Buyer). Promptly upon receipt of the Missing Code Information, Buyer shall either (i) confirm in writing to Seller that no action needs to be taken by Seller hereunder and the provisions of this Section 4.3.6 are null and void and no further force or effect, or (ii) request in writing that Seller cure identified material violations set forth in the Missing Code Information (which request shall include the Missing Code Information). Seller’s failure to cure, for any or no reason, or election not to cure or credit such identified material violations as set forth above shall not be a default on the part of the Seller hereunder, but rather a failure of a condition precedent to Closing in favor of Buyer.

4.4    Failure of Conditions Precedent to Buyer’s Obligations. Buyer’s obligations with respect to the transactions contemplated by this Agreement are subject to the satisfaction of the conditions precedent to such obligations for Buyer’s benefit set forth in Section 4.3. If Buyer terminates this Agreement by notice to Seller because of the failure of such conditions precedent (and Seller does not timely dispute such termination), then (i) Escrow Holder shall return the Deposit to Buyer (plus interest accrued on the Deposit only while held by Escrow Holder) in accordance with Buyer’s written instructions within five (5) business days following Buyer’s delivery of a written termination notice to Seller and Escrow Holder so long as Buyer is not then in breach or default under this Agreement, (ii) Seller and Buyer shall each pay one-half (1⁄2) of any Escrow cancellation fees or charges, and (iii) except for Buyer’s indemnity and confidentiality obligations and any other provisions under the Agreement which expressly survive termination of the Agreement, the parties shall have no further rights or obligations to one another under this Agreement.

4.5    Conditions Precedent to Seller’s Obligations. The Close of Escrow and Seller’s obligations with respect to the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions: (i) Buyer shall have duly performed in all material respects each and every covenant of Buyer hereunder, and (ii) Buyer’s representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date. Without limitation of the foregoing, Buyer shall have timely delivered the Purchase Price pursuant to the provisions of Section 2, above.

5.    Deliveries to Escrow Holder.

5.1    Seller’s Deliveries. Seller hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to the Closing Date (or other date specified) the following funds, instruments and documents, the delivery of each of which shall be a condition to the Close of Escrow:

5.1.1    Deed. A Grant Deed (each, a “Deed” and collectively, the “Deeds”) in the form of Exhibit B attached hereto, for each Parcel duly executed and acknowledged in recordable form by the Seller party that holds fee title to such Parcel, conveying such Seller’s interest in the Parcel to Buyer;

5.1.2    Non-Foreign Certifications. Certificates duly executed by each party that constitutes Seller in the form of Exhibit C attached hereto and a California Form 593 (the “Tax Certificates”);

5.1.3    Assignment and Assumption of Leases. Two (2) counterparts of the Assignment and Assumption of Leases duly executed by the party that constitutes Seller with respect to each Parcel in the form of Exhibit D attached hereto, pursuant to which such party the constitutes Seller shall assign to Buyer all of such party’s right, title and interest in, under and to the Leases (the “Assignment of Leases”);

5.1.4    Assignment and Assumption of Contracts. Two (2) counterparts of the Assignment and Assumption of Contracts duly executed by the party that constitutes Seller with respect to each Parcel in the form attached hereto as Exhibit F attached hereto, pursuant to which Seller shall assign to Buyer all of Seller’s right, title and interest in, under and to the Contracts (the “Assignment of Contracts”);

5.1.5    Bill of Sale. Two (2) counterparts of a Bill of Sale duly executed by the party that constitutes Seller with respect to each Parcel in the form of Exhibit G attached hereto, conveying Seller’s right, title and interest in and to the Personal Property (the “Bill of Sale”);

5.1.6    General Assignment. Two (2) counterparts of a General Assignment duly executed by the party that constitutes Seller with respect to each Parcel in the form of Exhibit H attached hereto, conveying Seller’s right, title and interest in and to the Intangible Personal Property (the “General Assignment”);

5.1.7    Tenant Notice Letter. A letter (“Tenant Notice Letter”) signed by the party that constitutes Seller with respect to each Parcel addressed to the tenants under the Leases applicable to such Parcel advising such tenants of the sale of the Property to Buyer, the transfer of such tenant’s security deposit to Buyer, and directing that all future rent payments and other charges under the Leases be forwarded to Buyer at an address to be supplied by Buyer. Notwithstanding the foregoing, the Tenant Notice Letters shall not be delivered through Escrow but shall be sent directly by Seller to the tenants on the Closing;

5.1.8    Vendor Notice Letter. A letter (“Vendor Notice Letter”) signed by the party that constitutes Seller with respect to each Parcel addressed to the vendors under the Contracts, advising the vendors of the sale of the Property to Buyer, and directing that all future invoices and other notices under the Contracts be forwarded to Buyer at an address to be supplied by Buyer. Notwithstanding the foregoing, the Vendor Notice Letter shall not be delivered through Escrow but shall be sent directly by Seller to the vendors on the Closing;

5.1.9    Proof of Authority. Such proof of each party that constitutes Seller’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller, as may be reasonably required by Title Company;

5.1.10    Turnover. To the extent Seller is obligated under this Agreement to deliver the Personal Property and any materials, items or any other portion of the Property (e.g., keys, equipment manuals, on-site equipment, etc.) to Buyer as of the Closing, Seller shall do so either by (i) delivering the same directly to Buyer outside of Escrow, or (ii) leaving such materials and items at the Property; provided, however, with respect to the Contracts and the Leases and any Lease-related files maintained by Seller, Seller shall, to the extent in the possession of Seller, any affiliate of Seller or Seller’s property manager, deliver originals of the same to Buyer upon the Closing. Without limitation on the foregoing, Seller shall at Closing, to the extent in Seller’s, any affiliate of Seller’s or Seller’s property manager, possession as of the Closing, deliver (or leave at the Property) copies of utility bills, real property tax bills, operating statements and records which are material to the continued operation and leasing of the Property (excluding any privileged, confidential or proprietary documents) for the period of Seller’s ownership of the Property preceding the Closing;

5.1.11    Owner’s Affidavit. A title affidavit or owner’s affidavit duly executed by the party that constitutes Seller with respect to each Parcel in form attached hereto as Exhibit O; and

5.1.12    OPLP Guaranty. The OPLP Guaranty executed by Seller’s Guarantor (as such terms are defined in Section 16.5, below).

5.2    Buyer’s Deliveries. Buyer hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to the Closing Date (except as otherwise provided below) the following funds, instruments and documents, the delivery of each of which shall be a condition to the Close of Escrow:

5.2.1    Buyer’s Funds. No later than 10:00 a.m. Pacific time on the Closing Date, the balance of the Purchase Price, and such additional funds, if any, necessary to comply with Buyer’s obligations hereunder regarding prorations, credits, costs and expenses;

5.2.2    Assignment of Leases. Two (2) counterparts of the Assignment of Leases duly executed by Buyer;

5.2.3    Assignment of Contracts. Two (2) counterparts of the Assignment of Contracts duly executed by Buyer;

5.2.4    Bill of Sale. Two (2) counterparts of the Bill of Sale duly executed by Buyer;

5.2.5    General Assignment. Two (2) counterparts of the General Assignment duly executed by Buyer; and

5.2.6    Proof of Authority. Such proof of Buyer’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer, as may be reasonably required by Title Company.

6.    Deliveries Upon Close of Escrow. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following:

6.1    Tax Filings. The Title Company shall file the information return for the sale of the Property required by Section 6045 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

6.2    Prorations. Prorate all matters referenced in Section 8 based upon the statement delivered into Escrow signed by the parties;

6.3    Recording. Cause the Deed and any other documents which the parties hereto may direct, to be recorded in the Official Records in the order directed by the parties;

6.4    Seller Funds. Deduct all items chargeable to the account of Seller pursuant to Section 7, below. If, as the result of the net prorations and credits pursuant to Section 8, amounts are to be charged to the account of Seller, deduct the total amount of such charges (unless Seller elects to deposit additional funds for such items in Escrow); and if amounts are to be credited to the account of Seller, disburse such amounts to Seller, or in accordance with Seller’s instructions, at Close of Escrow. Disburse the Purchase Price to Seller, or as otherwise directed by Seller, promptly upon the Close of Escrow in accordance with Seller’s wire transfer instructions.

6.5    Buyer Funds. Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items and costs (including, without limitation, the Purchase Price, which shall be disbursed in accordance with Section 6.4 above and this Section 6.5) chargeable to the account of Buyer pursuant hereto in payment of such items and costs and disburse the balance of such funds, if any, to Buyer;

6.6    Documents to Seller. Deliver to Seller counterpart originals of the Assignment of Leases, Assignment of Contracts, Bill of Sale and General Assignment appropriately executed by Buyer, and a conformed recorded copy of the recorded Deed;

6.7    Documents to Buyer. Deliver to Buyer an original of the Tax Certificates, and counterpart originals of the Assignment of Leases, Assignment of Contracts, Bill of Sale and General Assignment appropriately executed by the party that constitutes Seller with respect to each Parcel, originals of the LC Documentation and OPLP Guaranty, a conformed recorded copy of the Deed applicable to each Parcel, and, when issued, the Title Policy with respect to each Parcel; and

6.8    Title Policy. Direct the Title Company to issue the Title Policies to Buyer.

7.    Costs and Expenses. Seller shall pay through Escrow (i) that portion of the Title Policy premium for standard coverage, (ii) all documentary transfer taxes, (iii) one-half (1⁄2) of the Escrow Holder’s fee, and (iv) any legal or professional fees that Seller wishes, in its sole discretion, to pay through Escrow. Buyer shall pay through Escrow (w) all document recording charges, (x) the additional Title Policy premium for ALTA extended coverage and any title endorsements requested by Buyer, and any lender policy for Buyer’s lender (if any), (y) one-half (1⁄2) of the Escrow Holder’s fee, and (z) any and all charges for any ALTA survey. Buyer shall pay either through Escrow or outside of Escrow, as Buyer wishes, all costs and expenses related to the Due Diligence Investigations, and all legal and professional fees and costs of attorneys and other consultants and agents retained by Buyer. Any other cost and expense not described in this Section 7 shall be charged to Seller or Buyer in accordance with custom and practice in San Diego County.

8.    Prorations. The following prorations between Seller and Buyer shall be made by Escrow Holder computed as of the Close of Escrow as indicated below, in each instance based on either a 365-day year or, if applicable, the actual number of days in the calendar month in which the Closing occurs:

8.1    Ad Valorem Taxes. All real estate and personal property taxes attributable to the Property will be prorated at Closing. Seller shall be charged with all such taxes up to, but not including, the Closing Date. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, will be based upon the rate and assessments for the preceding year. All taxes imposed because of a change of use of the Property after Closing will be paid by Buyer. All taxes imposed as a result of or in connection with the sale of the Property will be paid by Buyer. Real property tax refunds and credits received after the Closing which are attributable to a fiscal tax year prior to the fiscal year of the Closing shall belong to Seller, and those which are attributable to the fiscal tax year in which the Closing occurs shall be prorated based upon the date of Closing.

8.2    Excise, Transfer and Sales Taxes. Buyer will be responsible for the payment of all excise, transfer, sales and use taxes imposed with respect to the conveyance of the Personal Property contemplated by this Agreement and will indemnify, defend and hold Seller harmless from the payment of such taxes.

8.3    Lease Rentals. All non-delinquent rents (including all accrued tax and operating expense pass-throughs), charges and revenue of any kind receivable from the Leases and other income of the Property will be prorated at Closing. Seller will receive all rents (including all accrued tax and operating expense pass-throughs), charges and other revenue of any kind receivable from the Leases up to, but not including, the Closing Date. No proration will be made with respect to any delinquent rents of any kind receivable from the Leases for any period before Closing. All amounts collected by Buyer subsequent to Closing that relate to delinquent rents or other income from the Property will be promptly remitted to Seller; provided, however, all rents or other income from the Property that do not identify a specific invoice number received by Buyer after Closing will be applied first to any then-current rental or other income period following the Closing, second to the rental or other income period in which the Closing occurred, and third to satisfy delinquent rental or other income obligations for any period before Closing not prorated at Closing. Seller will retain all ownership rights relating to any such delinquent rents or income; if Buyer has not collected the same within thirty (30) days from the Closing Date, then Seller may take such action as it deems necessary to collect such delinquent rents or other income, including the commencement of an action against the tenants under the Leases or any other person liable for such delinquent rents, but not including any action for unlawful detainer or other action seeking to terminate such tenant’s occupancy of its premises. Notwithstanding the foregoing, if any of such operating expenses and other charges and expenses are payable by tenants under the Leases (collectively, the “Tenant Charges”) on an estimated basis, then the Tenant Charges shall be reconciled against actual charges and expenses as of and at the Closing, to the extent then possible, and Seller shall provide a proposed reconciliation for Buyer’s approval. Buyer shall have a period of one hundred eighty (180) days following the end of the calendar year in which the Closing Date occurs to provide Seller with a final reconciliation of Tenant Charges. Seller shall provide Buyer with any comments to Buyer’s draft within ten (10) business days following receipt, and the final reconciliation of Tenant Charges, as mutually agreed upon by Seller and Buyer, shall be known as the “Final Reconciliation”). Seller agrees to provide Buyer with reasonable accounting records or a copy of the general ledger for Seller’s ownership period during the calendar year of Closing, to be used by Buyer when preparing the proposed reconciliation. If the Final Reconciliation shows that Seller owes Buyer additional sums, Seller shall deliver such amount to Buyer within ten (10) days after determination of the Final Reconciliation. If the Final Reconciliation shows that Buyer owes Seller additional sums, Buyer shall pay such amount to Seller within ten (10) days after determination of the Final Reconciliation and collection of such sums from the tenants (provided that Buyer shall use commercially reasonable good faith efforts to collect such sums). Other than as set forth above, there shall not be any further reconciliation of such Tenant Charges after the Final Reconciliation thereof, the proration of such Tenant Charges pursuant to the Final Reconciliation being conclusively presumed to be accurate. After the Final Reconciliation of Tenant Charges is made by and between the parties, Buyer shall be solely liable and responsible to the tenants under the Leases for such reconciliation of Tenant Charges under the Leases.

8.4    Security Deposit. Buyer shall be credited and Seller shall be charged with the balance of any unapplied security deposits then held by Seller under the Leases. The amounts of the security deposits held by Seller as of the Effective Date are set forth on Exhibit K attached hereto. With respect to any security deposits that are held in the form of a letter of credit (“Letters of Credit”), then Seller shall, on the Closing Date (or as soon as reasonably practicable thereafter) (i) execute and deliver to Buyer such original assignment and/or transfer documentation as may be necessary to effect the transfer of each Letter of Credit , and (ii) concurrently deliver to Buyer the originals of such Letters of Credit or other applicable documents (collectively, the “LC Documentation”). Buyer shall be responsible for the amount of the transfer fee required under such Letters of Credit, and shall otherwise cooperate with Seller to effectuate such transfers, including but not limited to by providing all information required by the issuing bank for a new beneficiary. Once Seller delivers the documentation required from Seller in order to effectuate the transfer, Buyer shall be solely responsible for delivering such documentation to the issuing bank and otherwise taking the necessary steps to effectuate the transfer of the Letters of Credit (provided that Seller will reasonably cooperate with any post-Closing Buyer requests with regard to the transfer of the Letters of Credit, at no material out of pocket cost to Seller).

8.5    Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes other than real estate taxes such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays and that are not paid by tenants on an estimated or other basis, and any other costs incurred in the ordinary course of business or the management and operation of the Property not so paid by tenants, shall be prorated on an accrual basis; provided, however, that Seller shall use commercially reasonable efforts to have final meter readings made and to terminate service, and Buyer shall use commercially reasonable efforts to transfer service to its name, as of the Closing. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. Seller and Buyer shall use commercially reasonable efforts to obtain billings and meter readings as of the Close of Escrow to aid in such prorations.

8.6    Leasing Costs. If the Closing occurs, (i) Seller shall be responsible and shall pay for (A) all costs of tenant improvement work or allowances, third-party leasing commissions and other leasing costs (collectively, the “Leasing Costs”) relating to the current term of those Leases executed as of the Effective Date [***], and (B) the tenant improvement allowance, free rent and leasing commissions for 10398 Pacific Center Court (the “Vacant Building”) in the amounts set forth on Exhibit K (“Vacant Building Costs”), and (ii) Buyer shall be responsible and shall pay for the Leasing Costs relating to or arising from (a) the exercise by any tenant, after the Effective Date, of a renewal, expansion or extension option contained in any of the Leases executed as of the Effective Date so long as such Leasing Costs are contemplated (i.e., there is a reference to the same) in the Lease (e.g., there is a fair market value determination of rent and concessions) and including broker commissions if it is a brokered transaction, provided that, for any options exercised prior to Closing, Seller shall promptly disclose to Buyer if a broker commission will be involved and if so, will cooperate with the Buyer to reasonably negotiate a “market” commission rate with such broker, if the rate was not already set; (b) any “New Leases” (as that term is defined in Section 9.2) entered into after the Effective Date in accordance with the terms of Section 9.2 so long as such Leasing Costs are expressly disclosed to Buyer in writing at the time Seller requests Buyer’s consent for such New Lease under the provisions of Section 9.2, except with respect to a New Lease for the Vacant Building (as further set forth Section 8.6.1 below), and (c) any Leasing Costs which are specifically designated as being the responsibility of Buyer as set forth in Exhibit K attached hereto. Any Leasing Costs which are the responsibility of Buyer which are paid by Seller prior to the Closing shall be reimbursed by Buyer to Seller at the Closing through the Escrow. If, on the Closing, there are any outstanding or unpaid Leasing Costs which are the responsibility of Seller as set forth herein, then on the Closing, Buyer shall be entitled to a credit toward the payment of the Purchase Price at Closing in the amount of such unpaid Leasing Costs, and following the Closing (A) Buyer shall assume and be responsible for the payment of such Leasing Costs to the extent of such credit, (B) subject to Section 4.3.5 above, Seller shall assign to Buyer all construction contracts that Seller is a party to relating to such outstanding Leasing Costs, and (C) Buyer shall indemnify, defend and hold harmless Seller for the failure to complete such work related to such outstanding Leasing Costs for which Buyer received a credit.

8.6.1    Vacant Building Costs. If a New Lease is entered into for the Vacant Building prior to the Closing in accordance with the provisions of Section 9.2, below (the “Vacant Building New Lease”), and if any the Vacant Building Costs become due thereunder prior to Closing, Seller shall be responsible and pay for the Vacant Building Costs due under such Vacant Building New Lease in accordance with the provisions thereof and any Vacant Building Costs not disbursed as of the Closing shall be credited to Buyer as provided for in Section 8.6, above; provided, however, if the tenant inducement costs under such Vacant Building New Lease are in excess of the Vacant Building Costs, Seller shall only be obligated to pay an amount up to the Vacant Building Costs prior to Closing and, if Closing occurs,

Buyer shall be solely responsible for any tenant inducement costs under such Vacant Building New Lease that are in excess of the Vacant Building Costs. In addition, as an accommodation to Buyer, even if there is no Vacant Building New Lease, Buyer shall have the right, prior to Closing but subject to the terms of this Section 8.6.1, to utilize up to [***] of the “TI” amount set forth in Exhibit K for the Vacant Building (the “Vacant Building Pre-Closing Disbursement Amount”) to renovate the Vacant Building (the “Vacant Building Renovations”). Buyer shall notify Seller when and if it desires to proceed with the Vacant Building Renovations. Seller shall have the right to approve, which approval shall not be unreasonably withheld or delayed, (i) all plans, specifications, entitlements, permits and similar items relating to the Vacant Building Renovations, (ii) the identity of the architect, general contractor and all subcontractors, consultants and other vendors that Buyer desires to retain to design and construct the Vacant Building Renovations, (iii) the form of all design, construction, consultant and other vendor contracts relating to the Vacant Building Renovations. Seller and Buyer shall reasonably cooperate and coordinate to establish appropriate mechanics and processes for the implementation of the Vacant Building Renovations. For avoidance of doubt, if Seller signs any contracts for the Vacant Building Renovations as an accommodation to Buyer, Seller shall have no obligation to obtain lien waivers or a Contractor’s Certificate or provide a Seller’s Certificate in lieu thereof at Closing (but Buyer shall have full rights to interact directly with the subject contractor to obtain a Contractor’s Certificate and corresponding lien waivers).

8.7    Contracts. Amounts payable under the Contracts shall be prorated on an accrual basis. Seller shall pay all amounts due thereunder which accrue prior to the Close of Escrow and Buyer shall pay all amounts accruing on the Close of Escrow and thereafter.

8.8    Free Rent. Buyer shall receive a credit against the Purchase Price at Closing equal to the amount of any “free rent” available to tenants with respect to the current term of the Leases existing as of the Effective Date and an initial estimate is shown on Exhibit K attached hereto and the free rent component of the Vacant Building Costs. Notwithstanding anything set forth herein to the contrary, the credit with respect to free rent shall be subject to adjustment only based on Seller’s and Buyer’s respective periods of ownership of the Property, and not with respect to amount or any other factor (for purposes of clarity, any portion of any free rent period that occurs during Seller’s period of ownership of the Property shall be deducted from the credit provided to Buyer at Closing). From and after Closing, Buyer shall be solely responsible for all free rent associated with the Leases, including any New Leases.

8.9    Proration Statement. At least two (2) business days prior to the Close of Escrow, the parties shall agree upon all of the prorations to be made and submit a statement to Escrow Holder setting forth the same. In the event that any prorations, apportionments or computations made under this Section 8 shall require final adjustment, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same, but in no event shall such final adjustment occur later than one hundred eighty (180) days following the Close of Escrow (other than with respect to the Final Reconciliation). Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

8.10    Survival. The provisions of this Section 8 shall survive the Close of Escrow for the applicable time periods specifically set forth in Section 8.3 and Section 8.9, above.

9.    Covenants of Seller. Seller hereby covenants with Buyer, as follows:

9.1    Contracts. Between the Effective Date and the Closing Date, Seller will not enter into any new Contracts or any amendments or modifications to the existing Contracts (collectively, “New Contracts) without Buyer’s prior written consent, which consent may not be unreasonably withheld, and which consent will be deemed to have been given by Buyer if Buyer does not notify Seller in writing to the contrary within three (3) business days after Seller provides written notice to Buyer of such New Contract. Without limiting the generality of the foregoing, Seller will provide Buyer with copies of all New Contracts.

9.2    Leases. Between the Effective Date and the Closing Date, Seller will not enter into any new Leases or any amendments or extensions of existing Leases (collectively, “New Leases”) without Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion, and which consent will be deemed to have been given by Buyer if Buyer does not notify Seller in writing to the contrary within three (3) business days after Seller provides written notice to Buyer of such New Lease. Without limiting the generality of the foregoing, Seller will timely provide Buyer with copies of any and all proposals and/or letters of intent for any New Lease.

9.3    Operation in the Ordinary Course. Subject to Sections 9.1 and 9.2, above, and except to the extent that such maintenance is the obligation of any tenant under the Leases, from the date of this Agreement until the Close of Escrow, Seller shall (i) operate and manage the Property in the ordinary course and consistent with Seller’s past practices, (ii) maintain all present services and amenities, (iii) maintain the Property in good condition, repair and working order (but Seller shall not be required to make capital improvements), (iv) keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Property, (v) maintain all property damage insurance policies carried by Seller with respect to the Property in effect as of the Effective Date (or obtain comparable replacement policies), and (vi) perform when due, and otherwise comply with, all of Seller’s obligations and duties under the Leases and Approved Contracts. None of the Personal Property shall be removed from the Real Property, unless replaced by unencumbered personal property of equal or greater utility and value. All Personal Property and Intangible Personal Property shall be conveyed to Buyer by Seller at the Close of Escrow free from any liens, encumbrances or security interests of any kind or nature other than the Permitted Exceptions.

9.4    Declaration and REA Estoppels. Seller shall use commercially reasonable efforts to obtain an estoppel from (a) the Pacific Corporate Center – North Owners’ Association pursuant to that certain Declaration of Covenants, Conditions and Restrictions for Units 2, 3, 4 and 6 of Pacific Corporate Center, in the form attached hereto as Exhibit P (the “Declaration Estoppel”), (b) GC Pacific Center Court Owner LLC pursuant to that certain Access and Driveway Easement Agreement dated May 7, 2019, and recorded in the Official Records of San Diego County, California on May 8, 2019, as Document No. 2019-0171949 in the form attached hereto as Exhibit P-2 (the “Access Easement Estoppel”) and (c) Mira Mesa Business Centre, LTD pursuant to that certain Reciprocal Easement Agreement dated September 15, 1992, and recorded in the Official Records of San Diego County, California on September 24, 1992, as Document No. 1992-0606808 in the form attached hereto as Exhibit P-3 (the “REA Estoppel”, together with the Declaration Estoppel and the Access Easement Estoppel, the “Title Estoppels”). Seller’s failure to obtain any of the Title Estoppels shall not be a default on the part of Seller nor shall it be a condition precedent to Closing.

9.5    In-Progress Capital Projects. Seller is currently undertaking the following capital projects: (i) new elevator construction at 10398 Pacific Center Court pursuant that certain Agreement for Construction Between Owner and Contractor [***] “Contractor”, and (ii) asphalt repair at 10390, 10394 and 10398 Pacific Center Court pursuant to that certain Engagement Letter [***] “Contractor” (such elevator construction and asphalt work, collectively, the “Capital Work”). If the Capital Work is not complete at Closing, then, then, subject to Section 4.3.5 above, Seller shall assign such contracts to Buyer and provide Buyer with a credit for the remaining costs to be paid under such contracts.

9.6    Title Matters. From and after the Effective Date, Seller covenants and agrees not to record any new title matter encumbering the Property that will not be removed from the Property by Buyer prior to the Closing, other than matters required by law to the extent consented to by Buyer in its reasonable discretion.

9.7    Intended Development. Notwithstanding anything to the contrary set forth in this Agreement, Buyer may, without prior notice to Seller, contact governmental entities to seek entitlements to allow the further development and/or redevelopment of the Property (or any portion thereof) as an office and/or life science project (or other use reasonably approved in advance by Seller) provided that Buyer may not do anything that would have a material and adverse effect on the value of the Property (the “Intended Development”). Seller agrees, at no material cost to Seller, to reasonably cooperate with Buyer in connection with Buyer’s obtainment of the Intended Development, including, but not limited, by executing applications and other related documentation (including executing a letter in favor of the City advising the City that Buyer has authority to process and prepare documentation for the Intended Development) and responding promptly to Buyer to enable timely and complete responses to inquiries by the City regarding the Intended Development.

10.    AS-IS Sale and Purchase. Buyer acknowledges, by its initials as set forth below, that the provisions of this Section 10 have been required by Seller as a material inducement to enter into the contemplated transactions, and the intent and effect of such provisions have been explained to Buyer by Buyer’s counsel and have been understood and agreed to by Buyer.

10.1    Buyer’s Acknowledgment. As a material inducement to Seller to enter into this Agreement and to convey the Property to Buyer, Buyer hereby acknowledges and agrees that:

10.1.1    AS-IS. Except as otherwise expressly set forth in this Agreement, and subject to Seller’s representation and warranties set forth in Section 11 of this Agreement, Buyer is purchasing the Property in its existing condition, “AS-IS, WHERE-IS, WITH ALL FAULTS,” and upon the Closing Date has made or has waived all inspections and investigations of the Property and its vicinity which Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property.

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10.1.2    No Representations. Other than the express representations and warranties of Seller contained in Section 11 of this Agreement and the “Other Documents,” as that term is defined in Section 16.5 below, neither Seller nor any of its respective affiliates, predecessors, successors, partners, members and assigns, and their respective past, present and future partners, members, officers, directors, trustees, employees, agents, lenders, representatives, attorneys and all persons acting by, through, under or in concert with the foregoing, or any of them (Seller and all of said entities and individuals are collectively referred to herein as the “Seller Group”) has made any representation, warranty, inducement, promise, agreement, assurance or statement, directly or indirectly, oral or written, of any kind to Buyer upon which Buyer has or is relying, or in connection with which Buyer has made or will make any decisions concerning the Property or its vicinity including, without limitation, its use, condition, value, compliance with “Governmental Regulations” (as that term is defined below), the existence or absence of “Hazardous Substances” (as that term is defined below) on or under the Property, or the permissibility, feasibility, or convertibility of all or any portion of the Property for any particular use or purpose, including, without limitation, its present or future prospects for sale, lease, development, occupancy or suitability as security for financing. As used in this Agreement, the following definitions shall apply: (i) the term “Governmental Regulations” means any laws (including “Environmental Laws,” as that term is defined below), ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, Hazardous Substances, occupational health and safety, handicapped access, water, earthquake hazard reduction, and building and fire codes) of any governmental or quasi-governmental body or agency claiming jurisdiction over the Property, (ii) the term “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, whether statutory or common law, as amended from time to time, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., and the Clean Water Act, 33 U.S.C. § 1251, et seq., and (iii) “Hazardous Substances” shall mean any substance or material that is or becomes described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos or asbestos containing material, petroleum (including, without limitation, flammable explosives, crude, oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum, petroleum-based products and petroleum additives and derived substances, lead-based paint, viruses, mold, fungi or bacterial matter, the group of compounds known as polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

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10.1.3    No Implied Warranties. Excluding any representation or warranty set forth in Section 11 of this Agreement or in the Other Documents, Seller hereby specifically disclaims: (a) all warranties implied by law arising out of or with respect to the execution of this Agreement, any aspect or element of the Property, or the performance of Seller’s obligations hereunder including, without limitation, all implied warranties of merchantability, habitability and/or fitness for a particular purpose; and (b) any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning (i) the nature and condition of the Property or other items conveyed hereunder, including, without limitation, the water, soil, and geology, the suitability thereof and of the Property or other items conveyed hereunder for development or for any and all other activities and uses which Buyer may elect to conduct thereon, the existence of any environmental hazards or conditions thereon (including but not limited to the presence of asbestos or other Hazardous Substances) or compliance with applicable Environmental Laws; (ii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; and (iii) the compliance of the Property or other items conveyed hereunder or its operation with any Governmental Regulations.

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10.1.4    Information Supplied by Seller. Buyer specifically acknowledges and agrees that, except as expressly contained in Section 11 of this Agreement and the Other Documents, the Seller Group has made no representation or warranty of any nature concerning the accuracy or completeness of any documents delivered or made available for inspection by Seller to Buyer, including, without limitation, the Due Diligence Items and the offering packages and memoranda distributed with respect to the Property, and that Buyer has undertaken such inspections of the Property as Buyer deems necessary and appropriate and that Buyer is relying solely upon such investigations and not on any of the Due Diligence Items or any other information provided to Buyer by or on behalf of Seller. As to the Due Diligence Items, Buyer specifically acknowledges that they have been prepared by third parties with whom Buyer has no privity and Buyer acknowledges and agrees that no warranty or representation, express or implied, has been made, nor shall any be deemed to have been made, to Buyer with respect thereto, either by the Seller Group or by any third parties that prepared the same.

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10.1.5    Release. AS OF THE CLOSE OF ESCROW, BUYER, FOR ITSELF AND ON BEHALF OF THE “BUYER PARTIES” (AS THAT TERM IS DEFINED IN SECTION 16.5, BELOW) HEREBY FULLY AND IRREVOCABLY RELEASE AND FOREVER DISCHARGE THE SELLER GROUP OF AND FROM ANY AND ALL MANNER OF ACTION OR ACTIONS, CAUSE OR CAUSES OF ACTION, AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, IN TORT), SUITS, DEBTS, LIENS, CONTRACTS, AGREEMENTS, PROMISES, LIABILITIES, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS OR EXPENSES, OF ANY NATURE WHATSOEVER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT (COLLECTIVELY, “CLAIMS”) THAT THE BUYER PARTIES MAY HAVE OR HEREAFTER ACQUIRE AGAINST EACH AND ANY OF THE SELLER GROUP ARISING FROM OR RELATED TO IN ANY WAY THE PROPERTY, THE CONDITION OF THE PROPERTY, THIS AGREEMENT, THE OTHER DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LATENT OR PATENT CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS, COMPLIANCE WITH LAW MATTERS, THE PRESENCE, DISCOVERY OR REMOVAL OF HAZARDOUS SUBSTANCES AND OTHER ENVIRONMENTAL MATTERS WITHIN, UNDER OR UPON, OR IN THE VICINITY OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS. THE FOREGOING RELEASE BY BUYER AND THE BUYER PARTIES SHALL INCLUDE, WITHOUT LIMITATION, ANY CLAIMS BUYER AND/OR THE BUYER PARTIES MAY HAVE PURSUANT TO ANY STATUTORY OR COMMON LAW RIGHT BUYER MAY HAVE TO RECEIVE DISCLOSURES FROM SELLER, INCLUDING, WITHOUT LIMITATION, ANY DISCLOSURES AS TO THE PROPERTY’S LOCATION WITHIN AREAS DESIGNATED AS SUBJECT TO FLOODING, FIRE, SEISMIC OR EARTHQUAKE RISKS BY ANY FEDERAL, STATE OR LOCAL ENTITY, THE PRESENCE OF HAZARDOUS SUBSTANCES ON OR BENEATH THE PROPERTY, THE NEED TO OBTAIN FLOOD INSURANCE, THE CERTIFICATION OF WATER HEATER BRACING AND/OR THE ADVISABILITY OF OBTAINING TITLE INSURANCE, OR ANY OTHER CONDITION OR CIRCUMSTANCE AFFECTING THE PROPERTY, ITS FINANCIAL VIABILITY, USE OR OPERATION, OR ANY PORTION THEREOF. THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OR WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST IN ITS FAVOR WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE OF THE SELLER GROUP. IN CONNECTION WITH THE GENERAL RELEASE SET FORTH IN THIS SECTION 10.1.5, BUYER SPECIFICALLY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

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Notwithstanding anything to the contrary set forth in this Section 10.1.5, the foregoing release is not intended to and does not cover (i) any claims arising from a breach of Seller’s representations or warranties set forth in Section 11 of this Agreement, (ii) any other breach by Seller of an express obligation of Seller under this Agreement which by its terms survives the Close of Escrow (including, without limitation, any Seller Estoppel delivered by Seller pursuant to Section 4.3.2 above), or (iii) Seller’s fraud.

10.1.6    California Natural Hazard Disclosure. Buyer acknowledges that any Seller owning Property located in the State of California is required to disclose if such Property lies within the following natural hazardous areas or zones: (a) a special flood hazard area (any type Zone “A” or “V”) designated by the Federal Emergency Management Agency (Cal. Gov. Code Section 8589.3); (b) an area of potential flooding shown on a dam failure inundation map designated pursuant to Cal. Gov. Code Section 8589.5 (Cal. Gov. Code Section 8589.4); (c) a very high fire hazard severity zone designated pursuant to Cal. Gov. Code Section 51178 or 51179 (in which event the owner maintenance obligations of Cal. Gov. Code Section 51182 would apply) ( Cal. Gov. Code Section 51183.5); (d) a wildland area that may contain substantial forest fire risks and hazards designated pursuant to Cal. Pub. Resources Code Section 4125 (in which event (i) such Seller would be subject to maintenance requirements of Cal. Pub. Resources Code Section 4291 and (ii) it would not be the State of California’s responsibility to provide fire protection services to any building or structure located within the wildland area except, if applicable, pursuant to Cal. Pub. Resources Code Section 4129 or pursuant to a cooperative agreement with a local agency for those purposes pursuant to Cal. Pub. Resources Code Section 4142) (Cal. Pub. Resources Code Section 4136); (e) an earthquake fault zone (Cal. Pub. Resources Code Section 2621.9); or (f) a seismic hazard zone (and, if applicable, whether a landslide zone or liquefaction zone) (Cal. Pub. Resources Code Section 2694). Buyer acknowledges that Seller will employ the services of PZR or another reputable vendor (“Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies and to report the results of its examination to Buyer in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges such Seller from its disclosure obligations under California Civil Code Section 1103, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply. Buyer acknowledges and agrees that Buyer will independently evaluate and investigate whether any or all of such natural hazards affect the applicable Property, and Seller shall have no liabilities or obligations with respect thereto. Prior to the Closing Date, Buyer shall execute and deliver to Seller an acknowledgement of receipt of the Natural Hazards Disclosure Statement. Buyer acknowledges and agrees that the matters set forth in the Natural Hazard Disclosure Statement may change on or following the Closing Date for such Property and that Seller has no obligation to update, modify, or supplement the Natural Hazard Disclosure Statement following such Closing Date. Buyer shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective buyers of the Property, to the extent required. BUYER ACKNOWLEDGES AND REPRESENTS THAT IT HAS EXTENSIVE EXPERIENCE ACQUIRING AND CONDUCTING DUE DILIGENCE REGARDING COMMERCIAL PROPERTIES. THIS PROVISION IS AN ESSENTIAL ASPECT OF THE BARGAIN BETWEEN THE PARTIES.

10.1.7    Section 25359.7. Buyer acknowledges and agrees that the sole inquiry and investigation Seller conducted in connection with the environmental condition of the Property is to obtain the environmental report(s) which are part of the Due Diligence Items and that, for purposes of California Health and Safety Code Section 25359.7, Seller has acted reasonably in relying upon said inquiry and investigation, and the delivery of this Agreement constitutes written notice to Buyer under such code section.

10.2    Survival. This Section 10 shall survive any termination of this Agreement and the Closing.

11.    Seller’s Representations and Warranties. Seller hereby makes the following representations and warranties with respect to the Property, which shall be true and correct as of the date of this Agreement and as of the Closing except as otherwise provided below.

11.1    Formation; Authority. Each party that constitutes Seller is duly formed, validly existing, and in good standing under laws of the state of its formation. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. All requisite action has been taken by Seller in connection with the entering into of this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.

11.2    No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party.

11.3    Bankruptcy. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

11.4    Prohibited Persons and Transactions.

11.4.1    Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither Seller nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to Closing or the earlier termination of this Agreement, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including any “blocked” person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC’s Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, “Prohibited Persons”). During Seller’s period of ownership of the Property, Seller, and to Seller’s Knowledge, its employees and any person or entity (“Person”) acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Seller is not entering into this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, “Patriot Act” shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

11.4.2    Prohibited Transactions. Seller shall not, directly or indirectly, use, lend or otherwise make available the proceeds paid to it under this Agreement to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is a Prohibited Person.

11.5    Leases and Leasing Costs. Other than the Leases listed on Exhibit I hereto and any New Leases executed in accordance with Section 9.2, above, Seller is not currently a party to any other leases, licenses or other similar occupancy agreements with respect to the leasing or occupancy of the Property. Buyer acknowledges and agrees that the expiration of any Lease or New Lease on or prior to Closing or any New Leases executed in accordance with Section 9.2 above shall not constitute a change of representation or warranty under this Section 11. To Seller’s knowledge, other than the Leasing Costs listed on Exhibit K hereto (the outstanding amounts of which shall be reduced at Closing to the extent of any payments or reimbursements that the Seller has made to the applicable contractor or tenant prior to Closing or any “burn down” of applicable free rent), there are no other Leasing Costs outstanding with respect to any of the Leases executed as of the Effective Date. To Seller’s knowledge, as of the Effective Date, none of the tenants leasing space at the Property are in default under its Lease. Notwithstanding anything to the contrary set forth in this Agreement, the representation in the immediately preceding sentence shall not be remade as of the Closing Date.

11.6    Legal Compliance. Except as otherwise disclosed in the Due Diligence Items or any other information delivered to Buyer, to Seller’s knowledge, Seller has not received any written notice from any governmental agency that the Property or any condition existing thereon or any present use thereof currently violates any Governmental Regulations applicable to the Property.

11.7    Litigation. [***]

11.8    Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

11.9    Employees. Seller has no employees.

11.10    Construction Contracts. Except as set forth on Exhibit J and any New Contracts, Seller is not a party to any contracts related to any construction of any improvements on any Property.

11.11    Title Matters. To Seller’s knowledge, Seller has not received written notice of (a) any default under any of the documents which are the subject of the Title Estoppels referenced in Section 9.4 above, provided, however, Seller’s representation set forth in this Section 11.11(a) shall be of no force or effect with respect to any document whose executed Title Estoppel, if received, confirms that Seller is not in default thereunder, and (b) any request to remove or relocate any improvements which are the subject of any of the encroachment removal agreements recorded against the Property.

11.12    Subsequent Changes. If after the Effective Date Seller obtains knowledge of any “Material Exception Matter” (as defined below), then Seller will promptly give notice of the same to Buyer. If after the Effective Date and prior to Closing Buyer obtains “Buyer’s knowledge” (as defined below) of any Material Exception Matter, Buyer, as its sole and exclusive remedy at law or in equity, shall have the option of (i) waiving the same, and proceeding with the Close of Escrow without any reduction in Purchase Price, or (ii) terminating this Agreement, in which event the Deposit and any other funds deposited by Buyer into the Escrow and all interest earned thereon shall be returned to Buyer so long as Buyer is not then in breach or default under this Agreement. Any such election shall be made by Buyer not later than three (3) business days from Buyer obtaining Buyer’s knowledge of such Material Exception Matter. Notwithstanding the foregoing, if Buyer elects to proceed under clause (ii) above, Seller shall have the right, in its sole discretion, within three (3) business days following receipt of such election from Buyer, to elect by written notice to Buyer to cure such matter (to the extent such matter is curable) prior to Closing

(and Seller shall have the right to delay the Closing for up to ten (10) business days to effectuate such cure). If Seller makes such foregoing election, then Buyer’s original notice under clause (ii) above shall be deemed Buyer’s election to not terminate this Agreement and proceed pursuant to clause (i) above. If Buyer does not timely elect to terminate this Agreement pursuant to this Section 11.12 and elects to proceed to Closing hereunder, then Buyer shall be deemed to have waived all remedies at law or in equity with respect to any Material Exception Matter. Whenever phrases such as “Buyer obtained knowledge“ or “Buyer’s knowledge“ are used in this Section 11.12 or otherwise used herein with regard to the “knowledge” of Buyer, they will be deemed to refer exclusively to the current actual (as opposed to constructive) knowledge of [***] (“Buyer’s Representatives”) (who shall have no personal liability by virtue of being included as a Buyer Representative), at the times indicated only, if any, without duty of inquiry whatsoever. In no event shall Seller be liable to Buyer for (except to the extent expressly elected by Seller pursuant to this Section 11.12), or be deemed to be in default under this Agreement by reason of, any breach of a representation or warranty if Buyer had Buyer’s knowledge thereof prior to Closing. Buyer’s Representatives are the representatives of Buyer that will have the most knowledge of all due diligence matters relating to the Property and shall be deemed to have “actual” knowledge of all third party reports prepared by or on behalf of Buyer, the content of all executed and delivered tenant estoppel certificates, and all direct written communications sent from Seller to Buyer’s Representatives at least two (2) business days prior to the Closing Date. As used in this Section 11.12, the term “Material Exception Matter” shall mean a matter which would make a representation or warranty of Seller contained in Sections 11.1 through 11.11 above (collectively, “Seller’s Representations”) untrue or incorrect that would cause monetary damage to Buyer or adversely impact the value of the Property in an amount equal to or in excess of [***], provided that, notwithstanding the second grammatical sentence of this Section 11.12, Buyer shall be obligated to proceed with Closing nonetheless if such monetary damage is equal to or less than [***] and Seller, at its sole option, credits Buyer (or for purposes of a Material Exception Matter to the representation in Section 11.7 (a “Litigation Issue”), provides Buyer with an indemnity from Seller and Seller’s Guarantor at Closing on substantially the same form as the OPLP Guaranty, modified to indemnify Buyer for the Litigation Issue, which indemnity shall be freely assignable to Buyer’s lender, any successor owner of the affected Property (and its lender) and shall not be subject to the Survival Period, Floor Amount, Cap Amount, or other post-Closing limitations for such monetary damages that are in excess of [***].

11.13    Seller’s Knowledge. Whenever phrases such as “to Seller’s knowledge” or “Seller has no knowledge” or similar phrases are used in Seller’s Representations or otherwise used herein with regard to the “knowledge” of Seller, they will be deemed to refer exclusively to matters within the current actual (as opposed to constructive) knowledge of the Seller’s Representative, who Seller represents and warrants is the person on behalf of Seller who is most likely to have knowledge of the facts and circumstances covered by the representations and warranties set forth in Sections 11.1 through 11.11 above. No duty of inquiry or investigation on the part of Seller or Seller’s Representative will be required or implied by the making of any representation or warranty which is so limited to matters within Seller’s current actual knowledge, and in no event shall Seller’s Representative have any personal liability therefor.

11.14    Survival. Seller’s Representations, as updated as of the Closing in accordance with the terms of this Agreement, will survive Closing for a period of six (6) months after the Closing Date (the “Survival Period”). No claim for a breach of any representation or warranty of Seller will be actionable or payable if (i) Buyer does not notify Seller in writing of such breach and commence a “legal action” thereon within said six (6) month period, or (ii) the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Buyer prior to Closing.

12.    Buyer’s Representations and Warranties. In addition to any express agreements of Buyer contained herein, the following constitute representations and warranties of Buyer, which shall be true and correct as of the date of this Agreement and as of the Closing and shall survive Closing:

12.1    Formation; Authority. Buyer is duly formed, validly existing and in good standing under the laws of the state of its formation. Buyer has full power and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby. All requisite action has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.

12.2    No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.

12.3    Bankruptcy. Buyer has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

12.4    Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither Buyer nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to Closing or the earlier termination of this Agreement, will they become a Prohibited Person. Buyer, and to Buyer’s knowledge, its employees and any Person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Buyer is not entering into this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.

13.    Casualty and Condemnation.

13.1    Material Casualty. In the event that prior to the Close of Escrow the Real Property, or any material portion thereof, is destroyed or materially damaged, and no tenant is obligated by the terms of its Lease to repair such damage or destruction, Buyer shall have the right, exercisable by giving written notice to Seller within ten (10) days after receipt of written notice of such damage or destruction, either (i) to terminate this Agreement in which event the Deposit and all interest accrued thereon shall be promptly returned to Buyer, any other money or documents in Escrow shall be returned to the party depositing the same, and the provisions of Section 4.4 shall apply, or (ii) to accept the Real Property in its then condition and to proceed with the consummation of the transaction contemplated by this Agreement, with an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage, and to receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction, other than rental abatement/rent loss insurance attributable to the period of time prior to the Closing which shall be retained by or paid to Seller, and only if and to the extent such deductible is not any Tenant’s responsibility under any Lease. If Buyer fails to deliver written notice to Seller of Buyer’s election within the time period specified in this Section 13.1, Buyer shall be deemed to have elected to proceed under clause (ii) above. If Buyer elects (or is deemed to have elected) to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent.

13.2    Non-Material Casualty. In the event that prior to the Close of Escrow there is any non-material damage to the Real Property, or any part thereof, and no tenant is obligated by the terms of its Lease to repair such damage or destruction, Seller shall, subject to the following sentence, repair or replace such damage prior to the Close of Escrow. Notwithstanding the preceding sentence, in the event Seller elects not to or is unable to repair or replace such damage, Seller shall notify Buyer in writing of such fact and Buyer shall thereafter accept the Real Property in its then condition, and proceed with the transaction contemplated by this Agreement and Buyer shall receive an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage, and Buyer shall be entitled to an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction, other than rental abatement/rent loss insurance attributable to the period of time prior to the Closing which shall be retained by or paid to Seller, and only if and to the extent such deductible is not any Tenant’s responsibility under any Lease. In the event Seller does not repair or replace such damages, Seller shall not compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent.

13.3    Material Condemnation. In the event that prior to the Close of Escrow, all or any material portion of the Real Property is subject to a taking by a public or governmental authority, Buyer shall have the right, exercisable by giving written notice to Seller within ten (10) days after receiving written notice of such taking, either (i) to terminate this Agreement, in which event the Deposit and all interest accrued thereon shall be promptly returned to Buyer, any other money or documents in Escrow shall be returned to the party depositing the same, and (ii) to accept the Real Property in its then condition, without a reduction in the Purchase Price, and to receive an assignment of all of Seller’s rights to any condemnation award or proceeds payable by reason of such taking (other than any award or proceeds applicable to pre-Closing periods, for example in the case of a temporary taking). If Buyer fails to deliver written notice to Seller of Buyer’s election within the time period specified in this Section 13.3, Buyer shall be deemed to have elected to proceed under clause (ii) above. If Buyer elects (or is deemed to have elected) to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Buyer’s prior written consent.

13.4    Non-Material Condemnation. In the event that prior to the Close of Escrow, any non-material portion of the Real Property is subject to a taking by any public or governmental authority, Buyer shall accept the Real Property in its then condition and proceed with the consummation of the transaction contemplated by this Agreement, in which event Buyer shall be entitled to an assignment of all of Seller’s rights to any award or proceeds payable in connection with such taking (other than any award or proceeds applicable to pre-Closing periods, for example in the case of a temporary taking). In the event of any such non-material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer’s prior written consent.

13.5    Materiality Standard. For purposes of this Section 13, damage to any Real Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if (i) the estimated cost of restoration or repair, as estimated by Buyer and Seller in their reasonable discretion, of such damage shall exceed [***], or the amount of the condemnation award with respect to such taking shall exceed [***], (ii) it causes access to or parking on the Property to be adversely affected and the quantifiable monetary effect of the same exceeds [***], (iii) it results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property and the quantifiable monetary effect of the same exceeds [***], (iv) it entitles a Must Have Tenant to terminate its Lease, or (v) with respect to a casualty, there is any damage which is not fully insured (other than any applicable deductible) and for which Buyer will not receive, at Seller’s election, a credit in the amount of the uninsured portion of such damage upon the Closing.

13.6    Notice of Casualty and Condemnation. Seller agrees to give Buyer prompt written notice of any taking of, proposed taking of, damage to or destruction of the Real Property.

14.    Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, “Notices”) shall be in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) sent by electronic mail, addressed as follows; provided that in connection with sending notices pursuant to clause (a) through (c) above, a copy of such written notice shall also delivered by electronic mail as set forth in clause (d) above::

To Seller:	[***]

With copy to:	[***]

To Buyer:	At Buyer’s Notice Address set forth in the Summary and Definition of Basic Terms.

To Escrow Holder:	At Escrow Holder’s Address set forth in the Summary and Definition of Basic Terms.

To Title Company:	At Title Company’s Address set forth in the Summary and Definition of Business Terms.

or to such other address or such other person as the addressee party shall have last designated by Notice to the other party. Any Notice will be deemed given on the date of receipted delivery, the date of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. Notwithstanding the foregoing, to the extent a Notice is concurrently delivered via electronic mail by 5:00 p.m. (Pacific time), then such Notice shall be deemed given upon the date of transmission of such e-mail.

15.    Broker Commissions. With respect to the transaction contemplated by this Agreement, Seller and Buyer each represents to the other that no brokerage commission, finder’s fee or other compensation of any kind is due or owing to any person or entity, except for [***] which is representing Seller and shall be paid a commission by Seller in connection with this transaction pursuant to the terms of a separate written agreement. Each party hereby agrees that if any other person or entity makes a claim for brokerage commissions or finder’s fees related to the sale of the Property by Seller or the acquisition of the Property by Buyer, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, then said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. The provisions of this Section 15 shall survive Closing or any termination of this Agreement.

16.    Default.

16.1    Default by Seller. In the event that Seller fails to perform any of the material covenants or agreements contained herein which are to be performed by Seller and Seller does not cure such failure within thirty (30) days of receipt of written notice thereof from Buyer (or, with respect to delivery of closing documents hereunder or closing authorization, one (1) business day), Buyer may, at its option and as its exclusive remedy, either (i) subject to the terms of Section 11.12 above, terminate this Agreement by giving written notice of termination to Seller and Escrow Holder whereupon (y) Escrow Holder will return to Buyer the Deposit, along with a reimbursement of Buyer’s out-of-pocket expenses not to exceed [***] and (z) both Buyer and Seller will be relieved of any further obligations or liabilities hereunder, except for those obligations which expressly survive any termination hereof, or (ii) Buyer may seek specific performance of this Agreement. Buyer shall be deemed to have elected to terminate this Agreement pursuant to clause (i) above if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which the Closing was to have occurred. Except as specifically set forth in this Section 16.1, Buyer does hereby specifically waive any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages, punitive damages or consequential damages.

16.2    Default by Buyer. IN THE EVENT THE CLOSE OF ESCROW DOES NOT OCCUR AS HEREIN PROVIDED DUE TO A MATERIAL BUYER DEFAULT, AND BUYER DOES NOT CURE SUCH DEFAULT WITHIN THIRTY (30) DAYS OF RECEIPT OF WRITTEN NOTICE THEREOF FROM SELLER (OR, WITH RESPECT TO DELIVERY OF THE PURCHASE PRICE OR THE CLOSING DOCUMENTS HEREUNDER OR CLOSING AUTHORIZATION, ONE (1) BUSINESS DAY), SELLER MAY ELECT ANY OF THE FOLLOWING REMEDIES, WHICH CAN BE EXERCISED TOGETHER AND/OR CUMULATIVELY, EXCEPT THAT ONLY ONE (1) SUCH REMEDY MAY BE ACTUALLY ENFORCED AGAINST BUYER.

16.2.1    SPECIFIC PERFORMANCE. OBTAIN SPECIFIC PERFORMANCE OF THIS AGREEMENT AGAINST BUYER AND “BUYER’S GUARANTOR,” AS DEFINED BELOW (THE “SPECIFIC PERFORMANCE REMEDY”). IN CONNECTION THEREWITH AND SELLER’S REMEDY UNDER SECTION 16.2.2, BELOW, BUYER HEREBY AGREES TO CAUSE [***] (“BUYER’S GUARANTOR”) TO SIGN AND DELIVER THE BUYER PARENT GUARANTY (“BUYER PARENT GUARANTY”) IN THE FORM ATTACHED HERETO AS EXHIBIT Q CONCURRENTLY WITH THE EXECUTION OF THIS AGREEMENT BY SELLER AND BUYER. THE DELIVERY OF THE BUYER PARENT GUARANTY SHALL BE A CONDITION PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT.

16.2.2    GENERAL DAMAGES. OBTAIN GENERAL DAMAGES AGAINST BUYER AND BUYER’S GUARANTOR (THE “GENERAL DAMAGE REMEDY”). GENERAL DAMAGES SHALL BE DEFINED AS THE SUM OF (A) THE DIFFERENCE BETWEEN (i)THE PURCHASE PRICE CONTAINED IN THIS AGREEMENT AND (ii) THE NET ACTUAL SALES PRICE RECEIVED BY SELLER IN AN ARM’S LENGTH, THIRD PARTY SALE CONSUMMATED BY SELLER AFTER BUYER’S FAILURE TO CLOSE HEREUNDER, PLUS (B) ALL OF SELLER’S COSTS PURSUANT TO SECTION 18.5, BELOW, INCLUDING, BUT NOT LIMITED TO, LEGAL PURSUIT COSTS IN THE ENFORCEMENT AND COLLECTION OF SUCH DAMAGES.

JF SELLER’S INITIALS	[***] BUYER’S INITIALS

(a)    Deposit as Security. In the event Seller claims that Buyer has defaulted under this Section 16, the Deposit shall remain in Escrow until the issuance of a final non-appealable judgment from a court of competent jurisdiction (the “Final Order”) with respect to the remedy exercised by Seller pursuant to this Section 16. Following the issuance of the Final Order, the Deposit shall be released to Seller to the extent of any damages awarded to Seller, and the net amount of the Deposit so released to Seller shall be credited against any damages awarded to Seller. Buyer and Buyer’s Guarantor shall remain responsible and liable to pay any and all damages in excess of the Deposit to Seller in accordance with the Final Order, including interest and Seller’s costs of enforcement and collection (“Excess Damages”). Any balance of the Deposit remaining after such credit shall be returned to Buyer.

16.3    Waivers. AS A MATERIAL CONSIDERATION FOR SELLER ENTERING INTO THIS AGREEMENT, BUYER EXPRESSLY WAIVES FOR ANY DEFAULT BY SELLER (A) ANY RIGHT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE, PART 2, TITLE 4.5, SECTION 4.05 THROUGH 4.05.61 OR ANY OTHER SIMILAR STATE OR FEDERAL STATUTE, OR AT COMMON LAW OR OTHERWISE TO RECORD OR FILE A LIS PENDENS OR A NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ALL OR ANY PORTION OF THE PROPERTY UNLESS AND UNTIL BUYER HAS ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT AND HAS FILED AN ACTION SEEKING SUCH REMEDY, (B) ANY RIGHT TO SEEK DAMAGES IN THE EVENT OF SELLER’S DEFAULT HEREUNDER, AND (C) ITS RIGHT TO BRING ANY ACTION THAT WOULD IN ANY WAY AFFECT TITLE TO OR RIGHT OF POSSESSION OF ALL OR ANY PORTION OF THE PROPERTY. BUYER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389 AND ANY SIMILAR STATE OR FEDERAL STATUTE. BUYER ACKNOWLEDGES AND AGREES THAT PRIOR TO THE CLOSING, BUYER SHALL NOT HAVE ANY RIGHT, TITLE OR INTEREST IN AND TO THE PROPERTY OR ANY PORTION THEREOF UNLESS AND UNTIL BUYER HAS ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT AND HAS FILED AN ACTION SEEKING SUCH REMEDY. BUYER HEREBY EVIDENCES ITS SPECIFIC AGREEMENT TO THE TERMS OF THIS WAIVER BY PLACING ITS SIGNATURE OR INITIALS IN THE SPACE PROVIDED HEREINAFTER.

JF SELLER’S INITIALS	[***] BUYER’S INITIALS

16.4    Indemnities; Defaults After Closing or Termination. The limitations on the parties’ remedies set forth in Sections 16.1 and 16.2, above, will not be deemed to prohibit either party from (i) specifically seeking indemnification from the other for any matter with respect to which such other party has agreed hereunder to provide indemnification or from seeking damages from such other party in the event such other party fails or refuses to provide such indemnification; (ii) subject to the terms, conditions and limitations of this Agreement, seeking damages incurred during the period of time after Closing that a representation or warranty given as of the Closing Date by the other party hereunder survives Closing, for the other party’s breach of such representation or warranty discovered after such Closing; or (iii) subject to the terms, conditions and limitations of this Agreement seeking damages or such equitable relief as may be available for the other party’s failure to perform after any termination of this Agreement any obligation hereunder which expressly survives such termination; provided, however, that, as contemplated in Section 16.1 and 16.2, above, in no event whatsoever will either party be entitled to recover from the other any punitive or consequential damages under or in connection with this Agreement. This Section 16.4 shall survive any termination of this Agreement and the Closing.

JF SELLER’S INITIALS	[***] BUYER’S INITIALS

16.5    Limited Liability. Notwithstanding anything to the contrary herein, Buyer on its own behalf and on behalf of its agents, members, partners, employees, representatives, officers, directors, agents, related and affiliated entities, successors and assigns (collectively, the “Buyer Parties”) hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Seller or Seller’s property management company, have any personal liability under this Agreement. Seller on its own behalf and on behalf of its agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns hereby agrees that in no event or circumstance shall any of the Buyer Parties have any personal liability under this Agreement. Notwithstanding anything to the contrary contained herein: (i) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty, indemnity and/or covenant of Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Exhibits attached hereto and any Seller’s Estoppels (collectively, the “Other Documents”) shall, under no circumstances whatsoever, exceed [***] (the “Cap Amount”); and (ii) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant, is for an aggregate amount in excess of [***] (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the Cap Amount set forth in clause (i) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto; provided further, however, the Cap Amount shall not apply to the prorations under this Agreement or Seller’s broker indemnity obligations under Section 15 of this Agreement, and neither the Floor Amount nor the Cap Amount shall apply to Seller’s liability under any Seller Estoppel provided under the provisions of Section 4.3.2 above or Seller’s Certificate provided under the provisions of Section 4.3.5 above. Seller and the guarantor under the OPLP Guaranty shall not be liable to Buyer to the extent Buyer’s claim is actually satisfied from any insurance policies, title policies and other applicable agreements (including, without limitation, any Seller’s Estoppel or Seller’s Certificate); provided, however, Buyer shall not be required to first seek recovery under any such insurance policies, title policies and other applicable agreements (including, without limitation, any Seller’s Estoppel or Seller’s Certificate) prior to seeking recovery from Seller or the guarantor under the OPLP Guaranty. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller be liable to Buyer for punitive or consequential damages with respect to Seller’s obligations under this Agreement, the Other Documents or otherwise with respect to the Property. At Closing, Seller shall cause City Office REIT Operating Partnership, L.P., a Maryland limited partnership (“Seller’s Guarantor”) to execute a guaranty in the form attached hereto as Exhibit R (the “OPLP Guaranty”). This Section 16.5 and the OPLP Guaranty shall survive any termination of this Agreement and the Closing.

17.    Assignment. Buyer may not assign, transfer or convey its rights and obligations under this Agreement or in the Property without the prior written consent of Seller, which consent may be given or withheld in Seller’s sole discretion, and no such approved assignment shall relieve Buyer from its liability under this Agreement. Seller consents in advance to an assignment by Buyer of one more Properties to one or more entities controlling, controlled by, or under common control with Buyer or affiliates of Buyer provided that (a) Buyer shall send Seller written notice of its request at least ten (10) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, (b) Buyer and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller, (c) in no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation hereunder unless expressly agreed otherwise by Seller in writing, and (d) in no event shall any assignment of this Agreement interfere with or restrict Seller’s ability to qualify the sale of the Property as an exchange of like-kind property in accordance with the terms of Section 19 below.

18.    Miscellaneous.

18.1    Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California. Venue for any legal proceeding under this Agreement shall be in San Diego County, California, without regard to conflict of laws.

18.2    Partial Invalidity. If any term or provision or portion thereof of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision or portion thereof to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

18.3    Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

18.4    Successors and Assigns. Subject to the provisions of Section 17, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

18.5    Dispute Costs. In the event of any dispute between Seller and Buyer arising out of the obligations of the parties under this Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. For the avoidance of doubt, this Section 18.5 shall survive any termination of this Agreement and the Closing.

18.6    Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto, excluding the Access Agreement and the Confidentiality Agreement, which remains in full force and effect. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

18.7    Time of Essence/Business Days. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof in which time is an element of performance and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific time) on such date or dates, and references to “days” shall refer to calendar days except if such references are to “business days” which shall refer to days which are not Saturday, Sunday or a legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or a legal holiday, under the laws of the State of California, the termination of such period shall be on the next succeeding business day.

18.8    Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference. In the event the date on which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.

18.9    No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller Group and Buyer only and are not for the benefit of any third party; and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

18.10    Further Assurances and Documentation. Each party agrees in good faith to take such further actions and execute such further documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.

18.11    Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or an electronic signature executed through DocuSign or a similar platform. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The parties hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of the parties’ execution of this Agreement.

19.    1031 Exchange. Upon the request of a party hereto (the “Requesting Party”), the other party (the “Cooperating Party”) shall cooperate with the Requesting Party in Closing the sale of the Property in accordance with this Agreement so as to qualify such transaction as an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (a “1031 Exchange”), including, without limitation, agreeing that the Requesting Party’s rights under this Agreement with respect to all or any portion of the real property subject to this Agreement may be assigned to one or more qualified intermediaries or exchange accommodation titleholders for the purpose of effectuating one or more 1031 Exchanges; provided, however, the Cooperating Party shall not be required to take title to any exchange property, the Cooperating Party will not be required to agree to or assume any covenant, obligation or liability in connection therewith, the Closing hereunder shall not be delayed as a result of, or conditioned upon, such 1031 Exchange, the Requesting Party shall pay all costs associated with such 1031 Exchange (including, without limitation, any more than de minimis costs incurred by Cooperating Party), the Cooperating Party shall reasonably cooperate to the full extent required by the Requesting Party (provided that if the 1031 Exchange documents require the Cooperating Party to sign anything other than a simple consent (provided that such document does not negate any of the other terms of this Section 19) then the Requesting Party shall pay all costs and expenses of the Cooperating Party to review and execute such document(s) in excess of a simple consent), and the Requesting Party shall remain primarily liable under this Agreement and indemnify the Cooperating Party from any liability in connection with such 1031 Exchange.

20.    Confidentiality.

20.1    Confidential Information. All information in any written form, including electronic, of or relating to Seller’s business, the Property (including information relating to tenants, leases and property operations), or the transactions contemplated hereunder, including proprietary information (if any) disclosed by Seller or its directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, “Seller’s Representatives”) to Buyer or its affiliates and their respective directors, officers, employees, members, managers, partners, in house legal counsel, or fund LP investors, (collectively, “Buyer’s Internal Representatives”) or Buyer’s representatives (including, without limitation, Buyer’s financial advisors, outside counsel, accountants, architects, designers, consultants, advisors, or other agents) (collectively, “Buyer’s External Representatives”, and together with Buyer’s Internal Representatives, “Buyer’s Representatives”) for the purpose of Buyer’s consideration of the transactions contemplated hereunder, is hereinafter referred to as the “Information”. All analyses, compilations, forecasts, studies or other documents prepared by Buyer’s Representatives based on or derived from the Information after the date hereof shall become part of the Information as defined herein, and such subset of the Information is referred to as “Derivative Information”. The Information will not, however, include information which (i) is or becomes publicly and readily available other than as a result of a disclosure by Buyer or Buyer’s Representatives in violation of this Agreement or other obligation of confidentiality, (ii) is or becomes readily available to Buyer or Buyer’s Representatives on a nonconfidential basis from a source (other than Seller or Seller’s Representatives) not known by you to be prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation, (iii) is required to be disclosed by applicable law, or (iv) is consented to be disclosed in writing by Seller, or (v) is independently developed by Buyer or Buyer’s Representatives without use of, or reliance on, the Information, or (vi) was in Buyer or Buyer’s Representatives’ control or possession prior to the Information being furnished to Buyer by Seller.

20.2    Confidentiality. Buyer shall, and Buyer shall direct the Buyer’s Representatives to (i) keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with Section 20.5, below), without Seller’s prior written consent, disclose any Information in any manner whatsoever, in whole or in part, (ii) not use any Information other than in connection with the transactions contemplated hereby; provided, however, that Buyer may reveal the Information or portions thereof to Buyer’s Representatives (a) who need to know the Information for the purpose of evaluating the transactions contemplated hereby , (b) who are informed by Buyer of the confidential nature of the Information and (c) who are directed by Buyer to treat the Information confidentially. For greater certainty, Buyer agrees that it shall not, and it shall direct Buyer’s Representatives not to, contact any tenant or other occupant of the Property or any employee, contractor, or other party involved with the Property, or any governmental or quasi-governmental entity regarding the Property, in connection with the transactions contemplated hereby or otherwise without Seller’s prior written consent; provided that you shall be permitted to contact the aforementioned parties, other than tenants or occupants of the Property, in the ordinary course of business so long as such contact is unrelated to the transactions contemplated hereby. Buyer will be responsible for any breach of this Section 20 by any of Buyer’s Representatives to the extent Buyer has failed to comply with the terms of Section 20.2(ii)(a-c) above.

20.3    Permitted Use of Information. Buyer and Buyer’s Representatives may only use the Information in connection with the consideration, evaluation, structuring, internal approval, formulation and submission of a proposal, bid or offer with respect to, and negotiation of, the transactions contemplated hereby and shall not make any other use of the Information. Neither Buyer nor Buyer’s Representatives may alter, decompile, disassemble, reverse engineer or otherwise modify any Information received hereunder that relates to intellectual property , technical data or trade secrets of Seller. The mingling of the Information with information of Buyer or Buyer’s Representatives shall not affect the confidential nature or ownership of the same.

20.4    Disclosure to Third Parties. Buyer and Buyer’s Representatives will not (except as required by applicable law, regulation or legal process , and only after compliance with Section 20.5 below), without Seller’s prior written consent , disclose (or permit a Buyer’s Representative to disclose) to any person the fact that the Information has been made available, or any other Information relating to the Property , that you are considering the transactions contemplated hereby, that discussions or negotiations are taking or have taken place concerning this Agreement or the transactions contemplated hereby or involving Seller or any term, condition or other fact relating to this Agreement or the transactions contemplated hereby or such discussions or negotiations, including, without limitation, the status thereof or the subject matter of this Agreement (the aforementioned shall be deemed included in the definition of “ Information”).

20.5    Disclosure by Law. In the event that Buyer or any Buyer’s Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information , Buyer will notify Seller promptly (unless prohibited by law) so that Seller may seek an appropriate protective order or other appropriate remedy or, in Seller’s sole discretion , waive compliance with the terms of this Agreement (and if Seller seeks such an order, Buyer shall provide such cooperation as Seller shall reasonably request). In the event that no such protective order or other remedy is obtained or that Seller waives compliance with the terms of this Agreement and that Buyer of any Buyer’s Representatives are nonetheless legally compelled to disclose such Information, Buyer or Buyer’s Representatives, as the case may be, will furnish only that portion of the Information which it is advised by counsel is legally required and will give Seller written notice (unless prohibited by law) of the Information to be disclosed as far in advance as practicable and exercise all efforts to obtain reliable assurance that confidential treatment will be accorded the Information. To the extent applicable, Information shall remain subject to all applicable privileges, including attorney-client privilege and work product privilege. No waiver of any such privilege is implied by the disclosure of Information to Buyer or Buyer’s Representatives pursuant to the terms of this Agreement.

21.    Seller Press Release; Disclosure of Information. Notwithstanding any provision to the contrary set forth in this Agreement, Seller shall be entitled at any time to (i) make any disclosures in filings with the Securities Exchange Commission or in connection with audits or the offering of securities, (ii) make customary disclosures on investor/earnings calls or meetings or in earning releases (or the operation of the business of Seller), and/or (iii) issue press releases or investor disclosures in the ordinary course of business announcing that Seller is under contract to sell the Property, including customary disclosures; provided, however, that Seller shall not specifically identify the Buyer in any such disclosures without Buyer’s prior written consent. The provisions of this Section 21 shall survive Closing and shall supersede the terms and conditions of the Confidentiality Agreement.

22.    Survival. Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of Seller contained herein shall survive the Closing.

23.    Joint and Several Liability. All entities constituting “Seller” and “Buyer” hereunder shall be jointly and severally liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by Seller or Buyer, respectively.

24.    Property Management Agreement. [***].

25.    Memorandum of PSA. Within ten (10) business days following the mutual execution and delivery of this Agreement, Seller and Buyer shall each execute, acknowledge and deliver to Escrow Holder a memorandum of this Agreement in the form of Exhibit M attached hereto (the “Memorandum of PSA”). Escrow Holder shall: (i) cause the Memorandum of PSA to be recorded in the Official Records of San Diego County within one (1) business day after Escrow Holder’s receipt of both parties’ signatures; and (ii) promptly after Escrow Holder’s receipt thereof, deliver a conformed copy of the recorded Memorandum of PSA to Seller and Buyer. At the Closing of this Agreement or the sooner termination of this Agreement for any reason other than a default by Seller pursuant to Section 16.1, above, Seller and Buyer shall each execute, acknowledge and deliver to Escrow Holder an agreement sufficient to terminate the Memorandum of PSA and remove it of record (the “Termination of Memorandum”). If Buyer fails to execute, acknowledge and deliver to Escrow Holder the Termination of Memorandum as required pursuant to this Section 25, above, then Buyer, and Buyer’s Guarantor pursuant to the Buyer Parent Guaranty, shall be fully responsible for any and all damages suffered by Seller as a result, notwithstanding any other limitations on damages set forth in this Agreement.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

“SELLER”	CIO SORRENTO MESA HOLDINGS, LLC,
a Delaware limited liability company

	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	President

CIO 5910 PACIFIC CENTER, LLC,
a Delaware limited liability company

	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	President

“BUYER”	[***]

	By:	[***]
	Name:	[***]
	Title:	[***]

JOINDER BY ESCROW HOLDER

Escrow Holder (as defined in Section 6 of Article I above) hereby acknowledges that it has received this Agreement executed by the Seller and Buyer and accepts the obligations of and instructions for the Escrow Holder set forth herein. Escrow Holder agrees to disburse and/or handle the Deposit, the Purchase Price and all closing documents in accordance with this Agreement.

Dated: August , 2021	[***]

By:
Name:
Title:

SCHEDULE 1

PURCHASE PRICE ALLOCATION PER PROPERTY

10390 Pacific Center Court	[***]

10394 and 10398 Pacific Center Court	[***]

10421 and 10445 Pacific Center Court	[***]

5910 Pacific Center Boulevard	[***]

SCHEDULE 1

EXHIBIT A

LEGAL DESCRIPTION

[***]

EXHIBIT A

EXHIBIT B

FORM OF GRANT DEED

[***]

EXHIBIT B

EXHIBIT C

TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS

[***]

EXHIBIT C

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF LEASES

[***]

EXHIBIT D

EXHIBIT E

TENANT ESTOPPEL CERTIFICATE

[***]

EXHIBIT E

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

[***]

EXHIBIT F

EXHIBIT G

BILL OF SALE

[***]

EXHIBIT G

EXHIBIT H

GENERAL ASSIGNMENT

[***]

EXHIBIT H

EXHIBIT I

LIST OF LEASES

[***]

EXHIBIT I

EXHIBIT J

LIST OF CONTRACTS

[***]

EXHIBIT J

EXHIBIT K

LIST OF LEASING COSTS AND FREE RENT; LIST OF SECURITY DEPOSITS AND

LETTERS OF CREDIT

[***]

EXHIBIT K

EXHIBIT L

PROFORMA POLICIES

[***]

EXHIBIT L

EXHIBIT M

FORM OF MEMORANDUM OF PSA

[***]

EXHIBIT M

EXHIBIT N

APPROVED CONTRACTS AND DISAPPROVED CONTRACTS

[***]

EXHIBIT N

EXHIBIT O

FORM OF OWNER’S AFFIDAVIT

[***]

EXHIBIT O

EXHIBIT P

FORM OF DECLARATION ESTOPPEL

[***]

EXHIBIT P

EXHIBIT Q

BUYER PARENT GUARANTY

[***]

EXHIBIT Q

EXHIBIT R

OPLP GUARANTY

[***]

EXHIBIT R

EXHIBIT S

FORM OF CONTRACTOR’S CERTIFICATE

[***]

EXHIBIT S

EXHIBIT T

PROPERTY MANAGEMENT AGREEMENT - KEY TERMS

[***]

EXHIBIT T

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

BETWEEN

CIO SORRENTO MESA HOLDINGS, LLC, and CIO 5910 PACIFIC CENTER, LLC,

each a Delaware limited liability company,

AS SELLER

and

[***]

AS BUYER

I	SUMMARY AND DEFINITION OF BASIC TERMS			1

II	RECITALS			2

III	AGREEMENT			3

	1.	Purchase and Sale		3

	2.	Purchase Price		3

		2.1	Purchase Price	3
		2.2	Deposit	4
		2.3	Cash Balance	4
		2.4	Independent Consideration	4

	3.	Escrow and Title		4

		3.1	Opening of Escrow	4
		3.2	Close of Escrow/Closing	4
		3.3	Title Insurance	5

	4.	Contingencies; Conditions Precedent to the Close of Escrow		5

		4.1	Buyer’s Review	5
		4.2	Title Review and Additional Title Matters	7
		4.3	Conditions Precedent to Buyer’s Obligations:	9
		4.4	Failure of Conditions Precedent to Buyer’s Obligations	11
		4.5	Conditions Precedent to Seller’s Obligations	11

	5.	Deliveries to Escrow Holder		11

		5.1	Seller’s Deliveries	11
		5.2	Buyer’s Deliveries	13

	6.	Deliveries Upon Close of Escrow		13

		6.1	Tax Filings	13
		6.2	Prorations	13
		6.3	Recording	13
		6.4	Seller Funds	13
		6.5	Buyer Funds	14
		6.6	Documents to Seller	14
		6.7	Documents to Buyer	14
		6.8	Title Policy	14

	7.	Costs and Expenses		14

	8.	Prorations		14

		8.1	Ad Valorem Taxes	14
		8.2	Excise, Transfer and Sales Taxes	14
		8.3	Lease Rentals	15
		8.4	Security Deposit	15
		8.5	Operating Expenses	16
		8.6	Leasing Costs	16
		8.7	Contracts	17
		8.8	Free Rent	17
		8.9	Proration Statement	17
		8.10	Survival	17

(i)

9.	Covenants of Seller		17

	9.1	Contracts	17
	9.2	Leases	18
	9.3	Operation in the Ordinary Course	18
	9.4	Declaration and REA Estoppels	18
	9.5	In-Progress Capital Projects	18
	9.6	Title Matters	18
	9.7	Intended Development	19

10.	AS-IS Sale and Purchase		19

	10.1	Buyer’s Acknowledgment	19
	10.2	Survival	22

11.	Seller’s Representations and Warranties		22

	11.1	Formation; Authority	23
	11.2	No Conflict	23
	11.3	Bankruptcy	23
	11.4	Prohibited Persons and Transactions	23
	11.5	Leases and Leasing Costs	24
	11.6	Legal Compliance	24
	11.7	Litigation	24
	11.8	Foreign Person	24
	11.9	Employees	24
	11.10	Construction Contracts	24
	11.11	Title Matters	24
	11.12	Subsequent Changes	24
	11.13	Seller’s Knowledge	25
	11.14	Survival	25

12.	Buyer’s Representations and Warranties		26

	12.1	Formation; Authority	26
	12.2	No Conflict	26
	12.3	Bankruptcy	26
	12.4	Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering	26

13.	Casualty and Condemnation		26

	13.1	Material Casualty	26
	13.2	Non-Material Casualty	27
	13.3	Material Condemnation	27
	13.4	Non-Material Condemnation	27
	13.5	Materiality Standard	27
	13.6	Notice of Casualty and Condemnation	27

14.	Notices		27

15.	Broker Commissions		27

16.	Default		29

	16.1	Default by Seller	29
	16.2	Default by Buyer	29
	16.3	Waivers	30
	16.4	Indemnities; Defaults After Closing or Termination	30
	16.5	Limited Liability	31

(ii)

17.	Assignment		31

18.	Miscellaneous		32

	18.1	Governing Law	32
	18.2	Partial Invalidity	32
	18.3	Waivers	32
	18.4	Successors and Assigns	32
	18.5	Dispute Costs	32
	18.6	Entire Agreement	32
	18.7	Time of Essence/Business Days	32
	18.8	Construction	33
	18.9	No Third-Party Beneficiary	33
	18.10	Further Assurances and Documentation	33

19.	1031 Exchange		33

20.	Confidentiality		34

	20.1	Confidential Information	34
	20.2	Confidentiality	34
	20.3	Permitted Use of Information	35
	20.4	Disclosure to Third Parties	35
	20.5	Disclosure by Law	35

21.	Seller Press Release; Disclosure of Information		35

22.	Survival		35

23.	Joint and Several Liability		36

24.	Property Management Agreement		36

25.	Memorandum of PSA		36

SCHEDULES AND EXHIBITS

Schedule 1	Purchase Price Allocation
Exhibit A	Legal Description
Exhibit B	Grant Deed
Exhibit C	Transferor’s Certification of Non-Foreign Status
Exhibit D	Assignment and Assumption of Leases
Exhibit E	Tenant Estoppel Certificate
Exhibit F	Assignment and Assumption of Contracts
Exhibit G	Bill of Sale
Exhibit H	General Assignment
Exhibit I	List of Leases
Exhibit J	List of Contracts
Exhibit K	List of Leasing Costs and Free Rent; List of Security Deposits and Letters of Credit
Exhibit L	Pro Forma Policies
Exhibit M	Form of Memorandum of PSA

(iii)

Exhibit N	Approved Contracts and Disapproved Contracts
Exhibit O	Form of Owner’s Affidavit
Exhibit P	Form of Declaration Estoppel
Exhibit Q	Buyer Parent Guaranty
Exhibit R	OPLP Guaranty
Exhibit S	Form of Contractor’s Certificate
Exhibit T	Property Management Agreement – Key Terms

(iv)

INDEX

[***]